Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

Portions of this Exhibit have been redacted pursuant to a request for confidential treatment under Rule 24b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended. Omitted information, marked “[*]” in this Exhibit, has been filed separately with the Securities and Exchange Commission together with such request for confidential treatment.

Development and License Agreement

This Development and License Agreement (this “Agreement”) is entered into as of September 29, 2017 (the “Effective Date”), by and between Endocyte, Inc., a company organized under the laws of Delaware, US  (“Endocyte”), and ABX advanced biochemical compounds – Biomedizinische Forschungsreagenzien GmbH, a company organized under the laws of Germany  (“ABX”).    Endocyte and ABX are referred to together as the “Parties.”  Capitalized terms used herein, to the extent not otherwise defined, have the meanings specified in Exhibit A.

Background

A.Whereas, ABX controls certain intellectual property rights relating to the compound designated as PSMA-617;

B.Whereas, Endocyte desires to Develop PSMA-617 and to make and Commercialize products containing such compound;

C.Whereas, on August 29, 2017, ABX and Endocyte filed the reports and other documents required to be filed by each such Party under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), concerning the transactions contemplated under this Agreement, with Endocyte paying [*], and the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act has expired; and

D.Whereas, ABX desires to grant to Endocyte, and Endocyte desires to obtain, the exclusive worldwide rights to Develop PSMA-617 and to make and Commercialize products containing such compound, subject to the terms and conditions set forth in this Agreement.

Agreement

In consideration of the mutual covenants set forth in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

1.	License Rights.
1.1

Exclusive License.  Subject to the terms and conditions of this Agreement, ABX hereby grants to Endocyte an exclusive (even as to ABX) license under the Licensed Patent Rights and Licensed Know-How to make, have made, use, sell, offer for sale, have sold, import and otherwise Develop, Manufacture and Commercialize Compound and Product in the Field in the Territory.

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)

The Parties acknowledge and agree that, in respect of the Sublicensed Rights, the foregoing license is effectively a sublicense, and that such sublicense is subject to the terms and conditions of the Principal License Agreement.

(b)	Upon expiration of this Agreement as contemplated by Section 10.1, Endocyte’s rights in the Licensed Know-How shall continue and be fully paid-up and perpetual.
1.2

Sale of PSMA-1007.  Subject to the terms and conditions of this Agreement, ABX hereby agrees to sell to Endocyte the imaging agent designated as PSMA-1007 to Develop Compound and Product in the Field in the Territory.  For the avoidance of doubt, (a) Endocyte shall not have the right to Commercialize PSMA-1007; and (b) ABX’s obligation to sell PSMA-1007 to Endocyte shall continue only so long as Endocyte is using [*] in the countries contemplated by Section 3.1(c), and after such time, ABX shall be free to discontinue the sale of PSMA-1007 to Endocyte.  If ABX sells, out-licenses or otherwise transfers its interest in PSMA-1007 to any other Person, then as a condition of such transfer, ABX shall require the transferee to undertake, directly to and for the benefit of Endocyte, to sell to Endocyte PSMA-1007 on substantially the same terms as ABX sold it to Endocyte prior to such transfer.

1.3

Non-Exclusive Unblocking Grant.  If Endocyte’s exercise of the licenses granted under Section 1.1 or Section 10.5(b) of this Agreement would infringe a claim of any other Patent Rights Controlled by ABX,  ABX hereby grants to Endocyte during the Term a non-exclusive, sublicensable, royalty-free license in the Field in the Territory under such other Patent Rights to make, have made, use, sell, offer for sale, have sold, import and otherwise Develop, Manufacture and Commercialize Compound and Product in the Field in the Territory (an “Unblocking License”).  If Endocyte’s exercise of the licenses granted under this Agreement would infringe a claim of any other Patent Rights that are Controlled by any Affiliate of ABX, including any direct or indirect parent of ABX, ABX shall use its best efforts to cause such Affiliate to grant to Endocyte during the Term an Unblocking License.

1.4

Know-How Disclosure.  Upon execution of this Agreement and on an ongoing basis during the Term, ABX shall disclose to Endocyte any Licensed Know-How not previously disclosed in order to facilitate Endocyte’s use and exploitation of the licenses granted herein.

1.5

Use of Related Parties and Third Parties.  Endocyte shall have the right, in its sole discretion and without the consent of ABX, to engage Related Parties and Third Parties to support the Development, Manufacture and Commercialization of the

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Compound and/or Product, provided that Endocyte shall remain fully liable under this Agreement for the acts or omissions of such Related Parties and Third Parties.

1.6

Endocyte Competitive Agents.  Subject to the terms and conditions of this Agreement, Endocyte is free at any time to in-license, acquire, Develop and/or Commercialize any mCRPC Agent, provided that Endocyte shall not Commercialize any mCRPC Agent prior to the [*] anniversary of the Effective Date.  For the avoidance of doubt, nothing in this Section 1.6 shall be construed to limit or restrict the Commercialization of any mCRPC Agent by any Acquirer of Endocyte.

1.7

ABX Competitive Agents.  The Parties acknowledge that ABX may conduct research and development, independently or in collaboration with the Principal Licensor or others, with respect to ABX Competitive Agents outside the scope of the Licensed Patent Rights.  If ABX desires to either (i) pursue the license or transfer of any Patent Rights or Know-How covering or relating to an ABX Competitive Agent or (ii) make an ABX Competitive Agent available for use in human subjects, then before taking any steps in furtherance of such desire, ABX shall deliver to Endocyte written notice of its desire and a reasonably detailed description of such ABX Competitive Agent, Patent Rights and Know-How.  Upon receipt of such notice and description from ABX, Endocyte shall have [*] days to deliver to ABX written notice of Endocyte’s desire to enter into negotiations regarding the acquisition of rights to such ABX Competitive Agent (the “Endocyte Negotiation Notice”).  If Endocyte delivers the Endocyte Negotiation Notice within such [*]-day period, then ABX shall negotiate in good faith (including cooperation with Endocyte’s reasonable due diligence requests) with Endocyte, for a period of at least [*] days from the delivery of the Endocyte Negotiation Notice, which period is subject to extension by agreement of the Parties (the “Endocyte Negotiation Period”), with respect to an agreement granting Endocyte exclusive rights under such Patent Rights and Know-How to make, have made, use, sell, offer to sell and import the ABX Competitive Agent.  If Endocyte does not deliver the Endocyte Negotiation Notice, or if the Parties do not reach agreement within the Endocyte Negotiation Period, then ABX shall be free to negotiate with Third Parties, provided that if Endocyte provided the Endocyte Negotiation Notice, then ABX shall not enter into any agreement with a Third Party without first presenting the material terms of such agreement to Endocyte and offering to enter into an agreement with Endocyte on such terms.  If Endocyte desires to pursue an agreement on such terms, it shall so notify ABX within [*] days after receipt of such offer, in which case the Parties shall negotiate such agreement in good faith on the basis of such terms; provided, however, that if such terms provide for the Third Party to pay any consideration in a form other than cash, Endocyte shall be entitled to pay, in lieu of such non-cash consideration, the cash equivalent thereof.

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

During the negotiations, ABX shall provide Endocyte with any relevant information that Endocyte reasonably requests, so long as ABX has or can acquire the requested information without unreasonable effort or expense.  If the Parties have not entered into a definitive agreement within [*] days after the commencement of such negotiations (subject to extension by agreement of the Parties), and if throughout that period ABX shall have negotiated and responded to information requests in good faith, then ABX’s offer to Endocyte shall be deemed to have expired and ABX shall be free, for a period of one year, to enter into a definitive agreement on such terms with a Third Party, failing which Endocyte’s rights hereunder shall be reinstated in respect of such ABX Competitive Agent.  For the avoidance of doubt, the terms of this Section 1.7 shall apply successively to each ABX Competitive Agent.

1.8

Sublicensing.  Endocyte shall have the right to grant sublicenses under the licenses granted to it under Sections 1.1 and 1.3 without the consent of ABX or the Principal Licensor except as otherwise required by the Principal License Agreement, provided that Endocyte shall remain liable for all milestone and royalty payment obligations to ABX pursuant to Sections 2.3 and 2.4, including those attributable to Net Sales by any sublicensees.    Endocyte’s sublicensees shall be prohibited from granting further sublicenses without the consent of the Principal Licensor.  Endocyte will provide ABX a copy of each sublicense agreement to which consent was required promptly following execution, redacted as necessary to comply with Endocyte’s confidentiality obligations to the sublicensee.    If any sublicense granted by Endocyte hereunder triggers a sublicense fee to the Principal Licensor pursuant to the Principal License Agreement, Endocyte shall pay the amount of such fee to ABX.

1.9	ABX Sales. For the avoidance of doubt, from and after the Effective Date, ABX shall discontinue all sales of the Product and Compound to any Person other than Endocyte and its Related Parties.
2.	Consideration.
2.1	Equity.
(a)	Common Stock. On the Effective Date, Endocyte shall issue to ABX 2,000,000 shares of Endocyte’s Common Stock (the “Shares”).
(b)

Warrants.  On the Effective Date, Endocyte shall issue to ABX one or more warrants to purchase, in the aggregate, 4,000,000 shares of Endocyte’s  Common Stock (the “Warrant Shares”) at a per share exercise price equal to the average closing price of Endocyte Common Stock during the 30

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

calendar days prior to the Effective Date (the “Warrants”).  The form of Warrant is attached hereto as Exhibit B.

(c)

Rights Agreement.  Concurrently with the issuance of the Shares and Warrants, Endocyte and ABX shall enter into an agreement, containing registration rights, representations as to securities law matters and reservation of Warrant Shares, and other appropriate terms, in the form attached hereto as Exhibit C (the “Rights Agreement”).

2.2

Upfront Cash Payment.  In consideration for the licenses granted to Endocyte under this Agreement, on the Effective Date, Endocyte shall pay to ABX in cash the sum of (a) $12,000,000, minus (b) 50% of the HSR Filing Fee (the “Upfront Payment”).    The Upfront Payment shall be non-refundable and shall not be creditable against any milestone or royalty obligations of Endocyte hereunder.

2.3	Milestone Payments.
(a)	Development Milestone Payments. Endocyte shall pay to ABX the following one-time, non-refundable, non-creditable development milestone payments:

No.	Development Milestone	Amount
1	First acceptance of an Application for Marketing Authorization for the Product in the US or EU	$[*]
2	First Marketing Authorization for the Product in the US	$[*]
3	First Marketing Authorization for the Product in [*]	$[*]
	Maximum Aggregate Development Milestone Payments	$25,000,000

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)	Sales Milestone Payments. Endocyte shall pay to ABX the following one-time, non-refundable, non-creditable sales milestone payments:

No.	Sales Milestone	Amount
1	First fiscal year of Endocyte in which worldwide Net Sales of Product* exceed $[*]	$[*]
2	First fiscal year of Endocyte in which worldwide Net Sales of Product* exceed $[*]	$[*]
3	First fiscal year of Endocyte in which worldwide Net Sales of Product* exceed $[*]	$[*]
	Maximum Aggregate Sales Milestone Payments	$135,000,000

* For purposes of determining achievement of the sales milestones, 50% of the Net Sales of any Endocyte Competitive Agent (other than any ABX Competitive Agent) shall be included.

(c)

Payment Terms.  Within [*] days following achievement of any milestone set forth in Section 2.3(a) or 2.3(b), Endocyte shall notify ABX in writing and make the appropriate milestone payment.    For the avoidance of doubt, (x) Endocyte shall not be required to pay any milestone payment more than one time, and (y) if two or more sales milestones are achieved in the same fiscal year, Endocyte shall pay all applicable sales milestones for that year (for example, if worldwide Net Sales in Endocyte’s first fiscal year of Product sales exceed $[*],  then Endocyte shall pay [*] set forth in Section 2.3(b), totaling  $[*], for that year).

2.4	Royalties.
(a)	Product.
(i)

Subject to the terms and conditions of this Agreement, during the Royalty Term, Endocyte shall pay to ABX non-refundable, non-creditable royalties on the annual Net Sales of Product in the Territory, on the basis of the following Net Sales tiers:

Net Sales of Product in Territory in Calendar Year	Royalty Rate
Portion up to $[*]	[*]%
Portion above $[*] and up to $[*]	[*]%
Portion above $[*] and up to $[*]	[*]%
Portion above $[*]	[*]%

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii)

For the avoidance of doubt, (x) the royalty tiers shall be calculated on the basis of Net Sales in the entire Territory and not on a country-by-country basis, and (y) the Royalty Term during which royalties are payable shall be determined on a country-by-country basis.

(b)

Endocyte Competitive Agent.  Subject to the terms and conditions of this Agreement, including without limitation Section 1.6 hereof, during the Royalty Term, Endocyte shall pay to ABX non-refundable, non-creditable royalties on the annual Net Sales of Endocyte Competitive Agents (excluding any ABX Competitive Agent and any Acquirer Competitive Agent) (with such exclusions, the “Royalty-Bearing Competitive Agents”) in the Territory determined using the same Net Sales tiers set forth in Section 2.4(a)(i) (and combining Products and any Royalty-Bearing Competitive Agents for purposes of determining the applicable tiers) and country-by-country basis set forth in Section 2.4(a)(ii),  but applying different royalty rates to the Net Sales of Royalty-Bearing Competitive Agents, as follows: (i) during the first [*] years following the First Commercial Sale in the Territory of the Royalty-Bearing Competitive Agent, the royalty rates on Net Sales of such Royalty-Bearing Competitive Agent shall be [*]% of those applicable to Net Sales of Product, and (ii) for the remainder of the Royalty Term, the royalty rates on Net Sales of such Royalty-Bearing Competitive Agent shall be [*]% of those applicable to Net Sales of Product.  The provisions of this Section 2.4(b) shall survive any Termination for Convenience by Endocyte.

(c)

Minimum Royalties.  If and only if (i) Endocyte is subject to a Change of Control to a Competing Acquirer during the Term or within [*] months following any Termination for Convenience or (ii) any Acquirer of Endocyte Commercializes an mCRPC Agent in a Major Market prior to the expiration of the Royalty Term,  then in either such circumstance the minimum aggregate royalties payable under Section 2.4(a) and 2.4(b) shall be $[*] (the “Product Lifecycle Minimum Royalties”), and beginning with the first fiscal year of Endocyte (or its successor, if applicable) following such Change of Control (or if later, the first fiscal year of Endocyte (or its successor, if applicable) following the First Commercial Sale in any country), there shall be annual sub-minimums determined by dividing the remainder of the Product Lifecycle Minimum Royalties by the number of remaining years in the Royalty Term in the United States; provided that the sub-minimums for the first two years shall be [*]% of the result of such calculation.  For example, if (x) the Change of Control to a Competing Acquirer occurs in 2025, (y) the aggregate royalties that have been earned through the end of fiscal year 2025 are $[*], and (z) as of the beginning of

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

fiscal year 2026, there are 7.5 years remaining in the Royalty Term in the United States, then the annual sub-minimums would be $[*] for the first [*] years and thereafter $[*] per year ($[*] divided by [*] years) until the Product Lifecycle Minimum Royalties were satisfied, at which time the annual sub-minimums would cease (for example, if the Product Lifecycle Minimum Royalties were satisfied in the second quarter of 2028, then the annual sub-minimums would cease at that time).  The provisions of this Section 2.4(c) shall survive any Termination for Convenience by Endocyte.  In the event of a Change of Control, Endocyte or its successor will retain all obligations of Endocyte under this Agreement.

(d)	Conditions. Notwithstanding anything to the contrary in Section 2.4(a) or Section 2.4(b):
(i)	no royalties shall accrue on the sale or other disposition of Product or Royalty-Bearing Competitive Agent as samples or donations or for use in a Clinical Trial;
(ii)

if Endocyte determines in good faith after consultation with ABX that it requires one or more licenses from Third Parties in order to exercise the licenses granted under Section 1.1, then Endocyte shall be entitled to credit against the royalties due under Section 2.4(a) and Section 2.4(b) [*] for such Third Party licenses, subject to a maximum credit in any royalty period of one-quarter of the royalties otherwise due thereunder;

(iii)

if a compulsory license is granted to a Third Party in any country, and if the royalty rate payable to Endocyte by the compulsory licensee is less than the royalty rate otherwise payable by Endocyte to ABX hereunder, then the royalty rate otherwise payable by Endocyte to ABX with respect to Net Sales of Product or Royalty-Bearing Competitive Agent in such country shall be [*]; provided, however, that Endocyte shall also have the right to withdraw the Marketing Authorization for the Product or Royalty-Bearing Competitive Agent in such country without the forfeiture of any rights under this Agreement, and such withdrawal shall not be considered a breach of Endocyte’s obligations under Section 3; and

(iv)

for the avoidance of doubt, royalties shall accrue only on Net Sales by Endocyte and its Related Parties to Third Parties, it being understood that (x) no royalties shall accrue on the sale or transfer of Product or Royalty-Bearing Competitive Agent between and

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

among Endocyte and its Related Parties and (y) only one royalty shall be due with respect to the same unit of Product or Royalty-Bearing Competitive Agent.

(e)

Reports and Payment.  Royalties shall be payable in arrears on a calendar quarter basis.  Throughout the Royalty Term, Endocyte shall deliver to ABX, within [*] calendar days after the end of each quarter, a written report for such quarter showing, on a country-by-country basis:

(i)	the gross invoice price of Product and/or Royalty-Bearing Competitive Agent that is subject to the payment of royalties hereunder;
(ii)	the aggregate amounts of all deductions taken in arriving at Net Sales;
(iii)	the applicable royalty rates to be applied to Net Sales;
(iv)	the costs of isotopes that it has utilized in connection with the Manufacture of Products, in order to enable ABX to calculate its royalty obligations under the Principal License Agreement; and
(v)	the royalties due to be paid under this Agreement.

Royalties shall be payable on the date such royalty report is due.

2.5

Records; Audit Rights.  Endocyte shall keep (and shall require its Related Parties to keep) complete and accurate records, in accordance with US GAAP, of its transactions and business activities sufficient to confirm the accuracy of all reports and payments to be made hereunder.  ABX shall have the right, at its sole cost and expense, to engage an independent accounting firm of national standing (and reasonably acceptable to Endocyte) to audit such records, provided that an audit shall not be conducted more than once in any calendar year and shall be limited to previously unaudited periods going back no more than [*] months from the date of audit.  In order to protect the confidentiality of Endocyte’s records, the accounting firm shall enter into a customary confidentiality agreement with Endocyte and shall report only on the accuracy of the calculations and the details of any discrepancies.  ABX shall treat all such records and audit-related information in accordance with the confidentiality provisions of this Agreement.  Any discrepancy correctly identified in an audit shall be reconciled between the Parties within [*] days.  If the final resolution of the audit reveals that Endocyte underpaid the actual amount due by more than [*]% in the audited period, Endocyte shall also reimburse ABX for its reasonable out-of-pocket costs and expenses incurred for the audit.

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.6

Currency and Payment Matters.  All payments required to be made by Endocyte under this Agreement shall be made in United States dollars by wire transfer of immediately available funds to an account specified in writing by ABX.  Late payments shall accrue simple interest at the rate of [*]% per annum.  Where applicable, Endocyte shall convert foreign currencies into United States dollars using the trailing average currency conversion rates published by Yahoo Finance for the immediately preceding 30 day period.

2.7	Tax Matters.
(a)	Definitions. For purposes hereof:
(i)

“Endocyte Payments” means any payment to be made, or consideration to be paid, by Endocyte pursuant to this Agreement, including all consideration and amounts payable or issuable pursuant to Sections 2.1,  2.2,  2.3 and 2.4.

(ii)

“Tax” means any and all U.S. federal, state, local and non-U.S. taxes of any kind whatsoever, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts.

(iii)

“Tax Authority” means, with respect to any Tax, the Governmental Entity or political subdivision thereof that imposes such Tax, and the agency (if any) charged with the collection of such Taxes for such entity or subdivision.

(b)

Tax Liability.  Each Party shall be solely responsible for any Tax imposed on such Party by any Tax Authority with respect to, on account of, or measured by reference to, any of the Endocyte Payments.  For the avoidance of doubt, (i) none of the Endocyte Payments shall be grossed-up or otherwise increased on account of any Tax imposed on ABX; and (ii) any Tax (including VAT) that is required to be collected by the vendor but is imposed on the purchaser shall not be deemed to have been imposed on the vendor.

(c)

Withholding.  To the extent required by Applicable Laws, each Party shall withhold from any payment due to be made under this Agreement (including any Endocyte Payment) any Tax required to be withheld by any Tax Authority, and the withholding Party shall remit the amount so withheld to the applicable Tax Authority and provide the other Party with proof of

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such remittance.  Each Party shall supply to the other Party any required withholding certificates in the form of an IRS Form W-8BEN-E (or any other applicable or successor form) along with any additional required information in order to claim any treaty benefits reducing or eliminating any withholding taxes that would otherwise be imposed on any such payments.

3.	Development and Commercialization.
3.1	Development Matters.
(a)

Responsibility and Authority.  As of the Effective Date, subject to Section 3.1(f),  Endocyte shall be solely responsible for the Development of the Compound and Product in the Field in the Territory, including all Development and Commercialization Costs, and ABX shall have no obligations with respect thereto.  For the avoidance of doubt, Endocyte shall have final decision-making authority over any disputes arising out of the Development of the Compound or Product.

(b)

Development Plan.  The initial Development Plan is attached hereto as Exhibit D.  Not later than [*] of each calendar year, Endocyte shall deliver to ABX an updated Development Plan covering planned Development activities through at least the end of the succeeding calendar year in a level of detail comparable to the initial Development Plan, including descriptions and estimated timing of clinical and non-clinical studies, estimated timing of interim and final data readouts, estimated timing of Regulatory Filings and other material regulatory activities, and estimated total Development and Commercialization Costs.  The Advisory Council shall review and discuss each updated Development Plan; however, Endocyte shall have full decision-making authority over any disputes relating thereto.  Within [*] days after the end of each calendar year, Endocyte shall deliver to ABX a written report describing, in sufficient detail to confirm Endocyte’s compliance with this Section 3.1, the Development activities conducted during the preceding calendar year.  Endocyte’s obligations under this Section 3.1(b) shall terminate upon achievement of each of the development milestones set forth in Section 2.3(a), but thereafter Endocyte shall continue to provide updates on its Development activities to the Advisory Council so long as it continues to operate.

(c)

Diligence.  Endocyte shall use Commercially Reasonable Efforts to Develop the Product, obtain Marketing Authorization in mCRPC and Commercialize the Product in accordance with the Development Plan (as updated from time to time) in each of the Major Markets and such [*], in

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Endocyte’s good faith opinion, it is commercially viable to do so, provided that Endocyte shall be obligated to use Commercially Reasonable Efforts to Commercialize the Product [*].  For the avoidance of doubt, ABX understands and acknowledges that pharmaceutical companies do not seek to Commercialize their products in every country in the world, and that Endocyte [*].    In furtherance of Endocyte’s diligence obligations herein, and subject to the conditions set forth in Section 3.3(a), (i) Endocyte shall [*] during the period beginning on the Effective Date [*]; and (ii) Endocyte shall commence [*].  Endocyte shall keep complete and accurate records, in accordance with US GAAP, of its Development and Commercialization Costs sufficient to confirm its satisfaction of the foregoing covenant.  ABX shall have the right, at its sole cost and expense, to engage an independent accounting firm of national standing (and reasonably acceptable to Endocyte) to audit such records, provided that an audit shall not be conducted more than once in any calendar year and shall be limited to previously unaudited periods going back no more than [*] months from the date of audit.  In order to protect the confidentiality of Endocyte’s records, the accounting firm shall enter into a customary confidentiality agreement with Endocyte.  ABX shall treat all such records and audit-related information in accordance with the confidentiality provisions of this Agreement.

(d)

Clinical Database.  Within [*] days after the Effective Date, ABX shall transfer and deliver to Endocyte any Clinical Database in its possession or control, subject to having obtained all required regulatory approvals and consents related to human subject data protection (if any).  Further, the Parties acknowledge that ABX may receive updates to the Clinical Database during the Term as a result of ongoing Clinical Trials, and ABX shall provide these updates to Endocyte no later than [*] days following receipt thereof, subject to any additional requirements set forth in Section 4.4.  ABX shall cooperate with Endocyte, using ABX’s Commercially Reasonable Efforts, to ensure that Endocyte has ready access to, and the practical ability to fully utilize, the Clinical Database for purposes of Developing the Compound and Product.  ABX hereby grants to Endocyte a Right of Reference with respect to all data, information and documents included in the Clinical Database.

(e)

Regulatory Filings and Approvals.  Endocyte shall be the owner of all Regulatory Approvals for the Product in the Territory.  Within [*] days after the Effective Date, ABX shall transfer and deliver to Endocyte all existing Regulatory Approvals, along with copies of all documents, records and correspondence relating to such Regulatory Approvals or to interactions

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

with Regulatory Authorities with respect to the Product.  Endocyte shall be solely responsible, at its own cost and expense, to prepare, submit, oversee and manage all further Regulatory Filings with respect to the Compound and Product (which shall be made in the name of Endocyte) and to conduct all further interactions and communications with Regulatory Authorities for the purpose of obtaining Marketing Authorizations for the Product throughout the Territory.  To the extent reasonably requested by Endocyte, ABX shall, in its capacity as manufacturer of the Product, assist and cooperate with Endocyte in connection with regulatory matters.

(f)	Advisory Council.
(i)

Establishment and Function.  Within 30 days after the Effective Date, the Parties shall establish an advisory council (as described in this Section 3.1(f), the “Advisory Council”) for the purpose of communication and consultation regarding the Development of the Compound and Product, including review and discussion of the Development Plan and amendments thereto and discussion of either Party’s concerns regarding the other Party’s performance of its responsibilities hereunder.  Without limiting the foregoing, the Advisory Council shall discuss development strategies and opportunities of the Compound using both lutetium and actinium.

(ii)

Membership.  The Advisory Council shall be comprised of at least two representatives of each Party (each of whom shall be at a senior executive level and shall have expertise in the Development or Manufacture of pharmaceutical products) and shall be chaired by a representative of Endocyte.  A Party may appoint and change any of its representatives (and Endocyte may appoint and change the chair) from time to time in its sole discretion, so long as the new representative (or chair) meets the foregoing credentials.  Any such change shall be effective upon reasonable prior notice to the other Party.

(iii)

Authority.  The Advisory Council shall be a consultative, rather than decision-making, body.  The views and opinions of the Advisory Council shall be documented in the minutes of its meetings and reported to the Parties.  For the avoidance of doubt, (A)  the Advisory Council shall have no authority to dictate the manner in which a Party performs its obligations under this Agreement or to amend any of the terms or conditions of this Agreement; and (B) Endocyte shall

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

have final decision-making authority over any disputes arising out of the Development of the Compound or Product.

(iv)

Meetings.  The Advisory Council shall meet in accordance with a schedule established by mutual agreement of the Parties, but not less than quarterly unless otherwise agreed by the Parties, provided that such frequency shall be reduced to annually upon achievement of each of the development milestones set forth in Section 2.3(a).  Meetings will be held remotely unless otherwise agreed.  Subject to reasonable advance notice to the other Party and appropriate confidentiality undertakings, a Party may invite other members of its organization to attend a particular meeting.  Each Party shall be responsible for the expenses incurred by its own representatives in participating in the Advisory Council.  At least 15 days before each meeting, each Party shall deliver to the chair a list of proposed issues for inclusion in the meeting agenda, which the chair shall include to the extent feasible, provided they are within the purview of the Advisory Council.  Within 15 days after each meeting, the chair shall circulate minutes of the meeting to each member of the Advisory Council for corrections and comments, which shall be due within a further 15 days.

(v)

Confidentiality.  All matters disclosed or discussed in connection with the business of the Advisory Council shall be deemed Confidential Information for purposes of Section 8 and shall be treated in accordance therewith.

(vi)	Term of Operation. Unless otherwise agreed by the Parties, the Advisory Council shall continue to exist and operate during the Term.
3.2	Commercialization Matters.
(a)

Responsibility and Authority.  As of the Effective Date, Endocyte shall be solely responsible for the Commercialization of the Product in the Field in the Territory, including all Commercialization costs, and ABX shall have no obligations with respect thereto.  For the avoidance of doubt, (i) Endocyte shall have final decision-making authority over any disputes arising out of the Commercialization of the Product, and (ii) Endocyte shall book all sales of Product throughout the Territory.

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)

Diligence.  Upon receipt by Endocyte of Marketing Authorization for the Product in any country in the Territory, Endocyte shall use Commercially Reasonable Efforts to Commercialize the Product in such country, directly and/or through its Related Parties.

3.3	Diligence Matters.
(a)

Conditions.  All of Endocyte’s diligence obligations under this Agreement relating to the Development and Commercialization of the Compound and Product (including pursuant to Section 3.1(c) and 3.2(b)) are expressly conditioned upon:

(i)	ABX’s compliance with its obligations under this Agreement, including Section 6.5, and the Supply Agreement; and
(ii)	the continuing absence of any Material Adverse Event.
(b)

Disputes.  If ABX believes in good faith that Endocyte is not satisfying its diligence obligations to Develop and/or Commercialize the Product pursuant to this Section 3, then ABX shall give Endocyte written notice of its concerns in reasonable detail.  Within [*] days following such notice, the Parties will discuss ABX’s concerns and Endocyte’s responses, which discussion shall be conducted in a regular or special meeting of the Advisory Council (if it is then in operation) or via teleconference.  If after such discussion, ABX continues to believe in good faith that Endocyte is not satisfying its diligence obligations, then ABX shall give Endocyte a further written notice to such effect.  Within [*] days following such notice, the Parties shall meet in person, with each Party being represented by at least one member of senior management and by additional representatives with technical and/or business expertise sufficient to reasonably address ABX’s concerns.  If following after such meeting, ABX continues to believe in good faith that Endocyte is not satisfying its diligence obligations, then such dispute shall be resolved in accordance with Section 11.6 (excluding the first sentence thereof).

4.	Manufacturing.
4.1	Manufacturing Agreements. In addition to this Agreement, the Parties are entering into the following agreements relating to the Manufacture of the Compound and Product:
(a)	a Supply Agreement pursuant to which ABX will Manufacture the Compound and/or Product for Development and Commercialization

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purposes, provided that the Manufacture of any Product conjugated to a radiopharmaceutical agent shall be subject to ABX’s receipt of any necessary Regulatory Approvals, which agreement shall be in a form mutually satisfactory to the Parties and shall be entered into within 60 calendar days of the Effective Date (the “Supply Agreement”); and

(b)

a Quality Agreement in order to establish reasonable detailed written procedures with respect to quality assurance and regulatory affairs matters relating to the Product,  which agreement shall be in a  form mutually satisfactory to the Parties and shall be entered into within 60 calendar days of the Effective Date.

4.2	Manufacturing Facilities. ABX shall use its best efforts to obtain and maintain all applicable permits, licenses and Regulatory Approvals relating to its manufacturing facilities.
4.3

Manufacturing Transition.  The Parties acknowledge that Endocyte may be required to engage additional Third Parties during the Term to Manufacture the Compound and/or Product (each, a  “CMO”) in order to meet global commercial demand for such Compound and/or Product.  If Endocyte notifies ABX that it desires to engage any CMO to Manufacture the Compound and/or Product, or if at any time it becomes known to the Parties that ABX will cease to be the Manufacturer of the Compound or Product for any reason, including termination of the Supply Agreement in accordance with the terms thereof, then as far in advance of such engagement or cessation as may be reasonably requested by Endocyte, the Parties shall cooperate to enable each such CMO or Endocyte, as applicable, to assume all or a portion of the Manufacturing, directly or through a Third Party (in either case, a “Successor Manufacturer”), of the Compound and, if applicable, the Product.  In such case, ABX shall cooperate fully and in good faith to enable the Successor Manufacturer to assume all or a portion of the Manufacturing of the Compound and, if applicable, the Product, including:

(a)	disclosing and teaching all Manufacturing procedures and processes included in the Licensed Know-How;
(b)

making its employees and consultants available as reasonably required to enable the Successor Manufacturer to replicate the process utilized by ABX to Manufacture the Compound and Product and to ensure an orderly transition or replication, as applicable, of ABX’s Manufacturing technology; and

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(c)	facilitating business relationships between the Successor Manufacturer and ABX’s suppliers, vendors and service providers.

ABX shall provide the foregoing cooperation and assistance at no charge to Endocyte or the Successor Manufacturer; provided, however, that Endocyte shall reimburse ABX for its reasonable out-of-pocket costs and expenses up to a maximum of $[*] per Successor Manufacturer.

4.4	Pharmacovigilance.
(a)

For the avoidance of doubt, Endocyte shall be responsible, at its cost and expense, to maintain the global safety database for the Product, to file all required safety reports with the FDA, the EMA or other Regulatory Authorities, and to take all pharmacovigilance actions required by any Regulatory Authority with respect to the Product.  Endocyte shall provide ABX with copies of all such safety reports within five Business Days after filing with the applicable Regulatory Authority.

(b)

ABX agrees that during the Term it will notify Endocyte of any information of which ABX becomes aware concerning any side effect, injury, toxicity or sensitivity reaction, or any unexpected incident, and the severity thereof, that is associated with the Compound or Product (or to the clinical or commercial investigation or use of the Compound or Product), whether or not determined to be attributable to the Compound or Product (hereinafter “Adverse Experiences”).  “Serious” as used in this Section refers to an Adverse Experience which results in death, is immediately life-threatening, results in persistent and significant disability/incapacity or requires in-patient hospitalization, or prolongation of existing hospitalization, or is a congenital anomaly, cancer or an overdose.  Other important medical events that may jeopardize the patient or may require intervention to prevent one of the outcomes previously listed should also be considered Serious.  “Unexpected” as used in this Section refers to a condition or development not listed in the current labeling (including the Reference Safety Information of the Investigator’s Brochure) for Product and includes an event that may be symptomatically and pathophysiologically related to an event listed in the labeling, but differs from the event because of increased frequency or greater severity or specificity.

(c)

For events that result in death or are immediately life-threatening, ABX will notify Endocyte immediately (within 24 hours), in English, after receipt of the Serious Adverse Experience.  For events that qualify as Serious, but do not result in death or are not immediately life-threatening, ABX will notify

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Endocyte within two Business Days (but not less than three calendar days), in English, after receipt of the Serious Adverse Experience.  With respect to all other Adverse Experiences during the Term (non-Serious expected or non-Serious Unexpected Adverse Experiences), ABX shall furnish Endocyte with copies of such non-Serious Adverse Experiences reported to ABX in connection with the Product, in English, within 10 calendar days after receipt.

(d)

It is understood and agreed that these Adverse Experience reporting requirement provisions are based on regulatory reporting requirements.  Accordingly, in the event of changes to regulatory requirements for Adverse Experience reporting, ABX agrees to comply with such revised notification requirements.

(e)	Each Party shall also keep the Advisory Council informed of its Adverse Experience reporting to Regulatory Authorities.
(f)

Within two Business Days after receipt from the Principal Licensor of any data resulting from clinical studies performed by the Principal Licensor pursuant to Section 2(3) of the Principal License Agreement, ABX shall forward such data to Endocyte.  ABX shall use commercially reasonable efforts to enforce the obligation of the Principal Licensor to provide such data to ABX.  Endocyte shall use such data solely for the purposes contemplated by Section 4.4(a) and for no other purposes without the prior written consent of the Principal Licensor.

5.	Intellectual Property.
5.1	[Reserved]
5.2	[Reserved]
5.3	[Reserved]
5.4	[Reserved]
5.5	[Reserved]
5.6

Orange Book Listing.  Following the later of (a) the filing of an NDA with respect to the Product in the United States or (b) the issuance of a United States Licensed Patent Right covering the Product, Endocyte shall list such Licensed Patent Right in the Orange Book maintained by the FDA and thereafter use Commercially Reasonable Efforts to maintain such listing.  Endocyte shall follow similar

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procedures in other countries in the Territory to the extent such countries offer similar exclusivity protections for the Product.

5.7

Product Trademarks.  Endocyte shall have the right, in its sole discretion, to determine the trademarks to be used in connection with Commercializing the Product in the Territory (the “Product Trademarks”).  Endocyte shall own all right, title and interest in and to the Product Trademarks and shall be solely responsible, at its expense, for filing, prosecuting, maintaining, defending and enforcing such Product Trademarks.  All Product Trademarks used in marketing, advertising and distribution of the Product shall comply with any applicable provision of the Principal License Agreement.

5.8	Licensed Know-How. ABX shall keep confidential (and shall cause its Affiliates to keep confidential) all Licensed Know-How.
5.9

Endocyte Patent Rights.  Except in defense of a suit or action brought by Endocyte, ABX shall not challenge in any manner (whether by filing or participating in any action or proceeding, providing assistance to any Third Party, or otherwise) the validity or enforceability of any Patent Rights Controlled by Endocyte covering or relating to the Compound or any Endocyte Competitive Agent anywhere in the Territory.

5.10

ABX Patent Rights.  Except in defense of a suit or action brought by ABX, Endocyte shall not challenge in any manner (whether by filing or participating in any action or proceeding, providing assistance to any Third Party, or otherwise) the validity or enforceability of any Patent Rights Controlled by ABX covering or relating to the Compound or any ABX Competitive Agent anywhere in the Territory.

5.11

Program IP.  For the avoidance of doubt, as between the Parties, Endocyte shall be the sole and exclusive owner of all Program IP.  ABX hereby assigns to Endocyte any right, title or interest of ABX in such Program IP and agrees to take such acts and execute such documents as may be necessary or appropriate to further evidence and effectuate such assignment.

5.12

Delegated IP Rights.  ABX hereby delegates to Endocyte all of ABX’s rights, subject to all of ABX’s obligations, pursuant to Section 11 of the Principal License Agreement (the “Delegated IP Rights”), and ABX shall promptly notify the Principal Licensor in writing of such delegation.  ABX shall not withdraw such delegation without Endocyte’s prior written consent, which consent may be granted or withheld in Endocyte’s sole discretion.  ABX shall use its commercially reasonable efforts to facilitate Endocyte’s exercise of the Delegated IP Rights, including by enforcement of the

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Delegated IP Rights against the Principal Licensor.  To the extent that the consent of the Principal Licensor is required for Endocyte’s exercise of the Delegated IP Rights, ABX covenants and agrees to use its best efforts to ensure that such consent is not unreasonably withheld, conditioned or delayed.

6.	Additional Covenants.
6.1

General Compliance.  Each Party and its Affiliates and their respective employees and agents shall comply in all material respects with all Applicable Laws that pertain to their respective activities under this Agreement and, except as otherwise provided herein, shall bear the entire cost and expense of such compliance.  The Parties shall not, directly or indirectly, take any action (including the grant of any right or the undertaking of any obligation) that is in conflict with any provision of this Agreement.

6.2

No Debarment.  Each Party hereby certifies that it has not and will not employ or otherwise use in any capacity the services of any Person debarred under Section 21 U.S.C. 335a or any similar Applicable Law enforced by the EMA, and to its knowledge, any Person under investigation for debarment, in performing any activities under this Agreement.  Each Party shall notify the other Party immediately if any such debarment occurs or any such investigation comes to its attention, and shall, with respect to any Person so debarred, promptly remove such Person from performing any further activities under this Agreement.

6.3

Restricted Payments.  Neither Party shall make any payment, either directly or indirectly, of money or other assets to government or political party officials, officials of international public organizations, candidates for public office or representatives of other businesses or persons acting on behalf of any of the foregoing where such payment would constitute violation of any Applicable Law.  In addition, regardless of legality, neither Party shall make any payment either directly or indirectly to any such official or other Person for the purpose of influencing decisions or actions with respect to the subject matter of this Agreement.

6.4

Information Rights.  If Endocyte determines in good faith that ABX is an entity that is subject to financial consolidation with Endocyte for the purposes of its quarterly and annual financial statements (or otherwise requires such information in order to comply with US GAAP), ABX shall make available to Endocyte, subject to any restrictions by Applicable Law:

(a)	as soon as practicable, but in any event within five Business Days after the end of each calendar quarter (i) an unaudited balance sheet as of the end of

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such calendar quarter, (ii) unaudited statements of income and cash flows for such calendar quarter, (iii) an unaudited statement of stockholders’ equity for such calendar quarter, and (iv) a detailed trial balance as of the end of such calendar quarter, all prepared in accordance with US GAAP (except that such financial statements may (x) be subject to year-end audit adjustments and (y) not contain all notes thereto that may be required in accordance with US GAAP) and thereafter will promptly provide such other information as Endocyte may reasonably request;

(b)

as soon as practicable, but in any event within 40 calendar days after the end of each calendar year, (i) an audited balance sheet as of the end of such calendar year, (ii) audited statements of income and cash flows for such calendar year, (iii) an audited statement of stockholders’ equity for such calendar year, and (iv) a detailed trial balance as of the end of such calendar year, together with related footnotes all prepared in accordance with US GAAP and audited and certified by a nationally recognized independent public accounting firm; and

(c)	on or prior to December 31st of each calendar year, a 409A analysis of the fair value of ABX’s stock as of December 1st of such year as prepared by an independent valuation expert.

Endocyte shall reimburse ABX for reasonable out-of-pocket costs, including [*], that are paid or incurred by ABX or any of its Affiliates that are directly attributable to any valuation analysis that ABX is required to obtain pursuant to this Section 6.4. Within [*] calendar days after the end of each calendar year, ABX shall submit to Endocyte an itemized report of such costs and expenses, if any, incurred by ABX and its Affiliates during such calendar year, including reasonable supporting documentation. Endocyte shall reimburse ABX for such costs and expenses within [*] calendar days thereafter.

6.5	Principal License Agreement.
(a)

ABX shall satisfy all of its obligations under, and take all actions necessary to maintain in full force and effect, the Principal License Agreement.  For the avoidance of doubt, except as expressly provided otherwise in Section 1.8, ABX (and not Endocyte) shall be responsible for all of the financial and other obligations of ABX to the Principal Licensor under the Principal License Agreement, including all financial obligations arising from the sale of Products by Endocyte and its Related Parties.

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)

ABX shall not, in whole or in part, assign, amend, waive, terminate or modify the Principal License Agreement without the prior written consent of Endocyte, which consent may be granted or withheld in Endocyte’s sole discretion.

(c)

ABX shall provide Endocyte with prompt  (i.e., within [*] Business Days) written notice of any claim or notice by either ABX or the Principal Licensor of (i) any act, omission or event that constitutes (or with notice or the passage of time or both would constitute) a material breach, violation or default of or under the Principal License Agreement or (ii) any actual or potential Principal License Adverse Event.

(d)

Upon termination of the Principal License Agreement, (i) in respect of the Sublicensed Rights, Endocyte shall have the rights and option provided for pursuant to the Principal License Agreement, (ii) in respect of all other Licensed Patent Rights and/or Licensed Know-How, ABX hereby grants to Endocyte an exclusive (even as to ABX), perpetual, royalty-free, fully paid-up license under such Licensed Patent Rights and Licensed Know-How to make, have made, use, sell, offer for sale, have sold, import and otherwise Develop, Manufacture and Commercialize Compound and Product in the Field in the Territory; and (iii) this Agreement shall be deemed to have been terminated by Endocyte pursuant to Section 10.3 due to material breach by ABX; provided, however, that the provisions of Section 10.5(b) shall not apply.

(e)

ABX hereby delegates to Endocyte the exercise of ABX’s right to consent to clinical studies of the Principal Licensor, and ABX shall promptly notify the Principal Licensor in writing of such delegation, all in accordance with Section 2(3) of the Principal License Agreement.  ABX shall not withdraw such delegation without Endocyte’s prior written consent, which consent may be granted or withheld in Endocyte’s sole discretion.

7.	Representations and Warranties.
7.1	General Corporate Matters. Each Party hereby represents and warrants to the other that:
(a)

It is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.  It has all requisite power and authority to conduct its business and engage in the transactions provided for in this Agreement.

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(b)

The execution, delivery and performance by such Party of this Agreement, and the consummation by it of the transactions contemplated hereby, do not and will not:  (i) violate any Applicable Laws; (ii) conflict with, or result in the breach of any provision of, its certificate or articles of incorporation, bylaws, limited liability company agreement or similar governing documents; (iii) result in the creation of any lien or encumbrance of any nature upon any property being transferred or licensed by it pursuant to this Agreement; or (iv) violate, conflict with, result in the breach or termination of, or constitute a default under (or event which, with notice, lapse of time or both, would constitute a default under), any permit, contract or agreement to which it is a party or by which any of its properties or businesses are bound.

(c)

The execution, delivery and performance by it of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized and approved by all necessary corporate or equivalent action on its part.  This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other laws relating to or affecting creditors’ rights generally and by general equity principles.

(d)

No authorization, consent or approval of, or notice to or filing with, any Governmental Entity is required for the execution, delivery and performance by such Party of this Agreement (excluding approvals of Regulatory Authorities as contemplated in the Development Plan).

7.2	Intellectual Property Matters. ABX hereby represents and warrants to Endocyte that:
(a)

ABX is the sole and exclusive owner of the Licensed Patent Rights and Licensed Know-How (except for the Sublicensed Rights, as to which ABX is the exclusive licensee), all of which, to the best of ABX’s knowledge, are free and clear of any liens, charges and encumbrances, and no other Person has any claim of ownership whatsoever with respect to such Licensed Patent Rights and Licensed Know-How.

(b)

The Licensed Patent Rights constitute all Patent Rights Controlled by ABX that relate to the activities contemplated by the Development Plan.    No Affiliate of ABX, including any direct or indirect parent of ABX, Controls any Patent Rights that relate to the activities contemplated by the

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Development Plan or, to the best of ABX’s knowledge, to any PSMA-targeted radiotherapy agent.

(c)

ABX has full right and authority to grant to Endocyte the licenses and, subject to consent by the Principal Licensor pursuant to the Principal License Agreement, sublicenses under the Licensed Patent Rights and Licensed Know-How set forth in this Agreement.  Without limiting the generality of the foregoing, ABX has not granted to any Third Party a license, covenant not to sue or similar right that would conflict with the licenses and sublicenses granted herein to Endocyte, and ABX has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Licensed Patent Rights or Licensed Know-How in a manner that would prevent it from granting the licenses and sublicenses granted herein to Endocyte.

(d)

To the best of ABX’s knowledge after reasonable inquiry, the Licensed Patent Rights in existence as of the Effective Date are not invalid or unenforceable, in whole or in part.    Without limiting the foregoing, ABX did not, and to the best of ABX’s knowledge after reasonable inquiry the Principal Licensor (or any of its employees or agents) did not, sell Compound or Product, or otherwise make any disclosure or deemed disclosure of any invention claimed in the Licensed Patent Rights, prior to the respective priority dates of the underlying patent applications.

(e)

To the best of ABX’s knowledge, the use and practice of the Licensed Patent Rights and the Licensed Know-How for the activities contemplated by the Development Plan will not infringe, violate or misappropriate the intellectual property rights of any Third Party.  To the best of ABX’s knowledge, the use and practice of the Licensed Patent Rights and the Licensed Know-How for the activities contemplated by the Development Plan will not infringe, violate or misappropriate the intellectual property rights of any Affiliate of ABX.

(f)

ABX has not received, and to the best of ABX’s knowledge after reasonable inquiry the Principal Licensor has not received, any notice, claim or assertion (i) challenging the ownership, validity or enforceability of any of the Licensed Patent Rights or Licensed Know-How, (ii) alleging that the license, use or practice of the Licensed Patent Rights or Licensed Know-How infringes, violates or misappropriates the intellectual property rights of any Third Party or of any Affiliate of ABX, or (iii) seeking to restrain or enjoin such license, use or practice.  ABX has no knowledge that any Third Party or Affiliate of ABX intends to give any such notice or make any such

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claim or assertion, or that any Third Party or Affiliate of ABX has a valid basis to do so.

(g)	ABX has no knowledge that any Person has infringed, violated or misappropriated any of the Licensed Patent Rights or Licensed Know-How.
(h)

To the best of ABX’s knowledge after reasonable inquiry, the Principal Licensor is current in payment of all patent maintenance fees and similar costs related to its portfolio maintenance with respect to the Licensed Patent Rights.

(i)

ABX has disclosed to Endocyte the existence of any written, signed patent opinions in its possession directed to the practice of the Licensed Patent Rights or Licensed Know-How as contemplated in this Agreement as of the Effective Date.

(j)

ABX has delivered to Endocyte a true, correct and complete copy of the Principal License Agreement, including the Principal License Addendum, in German language.  The Principal License Agreement is legal, valid, binding, enforceable and in full force and effect in accordance with its terms.  No act, omission or event has occurred that constitutes (or with notice or the passage of time or both would constitute) a material breach, violation or default by ABX (or to the best of ABX’s knowledge, by the Principal Licensor) of or under the Principal License Agreement.  Without limiting the generality of the foregoing, ABX has paid all license fees, sublicense fees, minimum license fees, royalties, milestones and other amounts due and payable to the Principal Licensor on or before the Effective Date.

(k)

Prior to the Effective Date, ABX has not granted any sublicenses to Third Parties for the Compound and/or the Product nor has ABX entered into any licenses with any Third Parties with respect to the Compound and/or Product, other than the Principal License Agreement.

7.3	Compliance Matters. ABX hereby represents and warrants to Endocyte that:
(a)

ABX has not, nor has any person or entity acting for or on its behalf, made any payment, either directly or indirectly, of money or other assets to government or political party officials, officials of international public organizations, candidates for public office or representatives of other businesses or persons acting on behalf of any of the foregoing where such payment would constitute a violation of Applicable Law or such payment was made for the purpose of influencing decisions or actions with respect

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to the subject matter of this Agreement, including any Regulatory Approval with respect to the Compound and/or Product or the establishment or operation of ABX or its business.

(b)

ABX has been provided the opportunity to ask questions and receive answers concerning Endocyte and to obtain any other information it deems necessary to verify the accuracy of the information provided to it.  ABX is aware of Endocyte’s business affairs and financial condition, has reviewed Endocyte’s filings with the U.S. Securities and Exchange Commission (the “SEC”), and has acquired sufficient information about Endocyte to reach an informed and knowledgeable decision to acquire the Shares and Warrants.  ABX is acquiring the Shares and Warrants for its own account for investment purposes only and not with a view to, or for resale in connection with, any “distribution” thereof for purposes of the Securities Act of 1933, as amended (the “Securities Act”), or any state or other securities laws; provided, however, that ABX shall retain the sole right to determine to sell or transfer the Shares, subject to compliance with all restrictions imposed by the Rights Agreement and all Applicable Laws.

(c)

ABX understands that the Shares and Warrants have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the accuracy of ABX’s representations and warranties herein.

(d)

ABX further understands that the Shares and Warrants must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available.  In addition, ABX understands that any certificate evidencing the Shares and Warrant Shares will be imprinted with a legend that prohibits the transfer of the Shares and Warrant Shares unless they are registered or such registration is not required.

(e)

ABX is aware of the provisions of Rule 144 promulgated by the SEC under the Securities Act (“Rule 144”), which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of the issuer), in a non-public offering, subject to the satisfaction of certain conditions, if applicable.

(f)

ABX understands that the Shares, Warrants and Warrant Shares have not been registered under any state’s or other jurisdiction’s securities laws and may not be offered or sold without compliance with applicable securities laws, whether through registration of the offer and sale of the Shares or in

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

reliance upon one or more exemptions from registration available under state or other securities laws.

(g)

ABX is an “accredited investor” as defined in Rule 501 promulgated under the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks related to its acquisition of the Shares, Warrants and Warrant Shares.

7.4	Issuance of Shares and Warrants. Endocyte hereby represents and warrants to ABX that:
(a)

The authorized capital stock of Endocyte consists of 100,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”) and 10,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”).  As of August 31, 2017, there are 42,581,381 shares of Common Stock, and no shares of Preferred Stock, issued and outstanding, and Endocyte has 10,767,484 shares of Common Stock reserved for issuance pursuant to outstanding options and warrants to purchase Common Stock.  Other than the Warrants and as otherwise set forth above or as contemplated in this Agreement, (a) there are no other options, warrants, calls, rights, commitments or agreements of any character to which Endocyte is a party or by which Endocyte is bound or obligating Endocyte to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Endocyte or obligating Endocyte to grant, extend or enter into any such option, warrant, call, right, commitment or agreement and (b) the issuance and sale of the Shares, the Warrants and the Warrant Shares contemplated hereby will not give rise to any preemptive rights, rights of first refusal or other similar rights on behalf of any Person.

(b)

The issuance of the Shares has been duly and validly authorized by all necessary corporate action and no further action is required by Endocyte or its stockholders in connection therewith.  The Shares, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable shares of Common Stock of Endocyte.  The issuance of the Warrants and the Warrant Shares have been duly and validly authorized by all necessary corporate action and no further action is required by Endocyte or its stockholders in connection therewith.  The Warrant Shares, when issued and paid for upon the due exercise of the Warrants, will be validly issued, fully paid and non-assessable shares of Common Stock of Endocyte.  The issuance of the Shares, the Warrants and the Warrant Shares will not result in the right of any holder of any securities of Endocyte to adjust the

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exercise, conversion, exchange or reset price under such securities. Endocyte has reserved, and will reserve, at all times that the Warrants remain outstanding, such number of shares of Common Stock sufficient to enable the full exercise of the Warrants.

(c)

Endocyte has timely filed all registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 2014 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “SEC Reports”). As used in this Section 7.4(c), the term “file” shall be broadly construed to include any manner in which a document or information is filed, furnished, transmitted, supplied, or otherwise made available to the SEC.  None of the SEC Reports, as of their respective dates, or if amended, as of the date of the last such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SEC Reports complied, as of their respective dates, as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with US GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly presented (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Endocyte as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended.

(d)	Endocyte is, and since January 1, 2014 has been, in compliance in all material respects with the applicable listing rules and corporate governance rules and regulations of NASDAQ.
8.	Confidentiality and Publicity.
8.1

In the course of their activities pursuant to this Agreement, the Parties anticipate that they may disclose Confidential Information to one another and that either Party may, from time to time, be a disclosing Party or a recipient of Confidential Information.  The Parties wish to protect such Confidential Information in accordance with this Section 8.  The provisions of this Section 8 shall apply to disclosures furnished to or received by a Party and its agents and representatives

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(which may include agents and representatives of its Affiliates).  Each Party shall advise its agents and representatives of the requirements of this Section 8 and shall be responsible to ensure their compliance with such provisions.  The provisions of this Section 8 shall supersede and replace any prior agreements between the Parties relating to Confidential Information covered hereby.  In addition to any other remedies available in law or equity, the disclosing Party shall be entitled to temporary and permanent injunctive relief in the event of a breach by the recipient under this Section 8.

8.2

For purposes hereof, “Confidential Information” with respect to a disclosing Party means all Proprietary Information, in any form or media, concerning the disclosing Party or its Affiliates that the disclosing Party or its Affiliates furnishes to the recipient, whether furnished before or after the Effective Date, and all notes, analyses, compilations, studies and other materials, whether prepared by the recipient or others, that contain or reflect such Proprietary Information; provided, however, that Confidential Information does not include information that (a) is or hereafter becomes generally available to the public other than as a result of a disclosure by the recipient, (b) was already known to the recipient prior to receipt from the disclosing Party as evidenced by prior written documents in its possession not subject to an existing confidentiality obligation to the disclosing Party, (c) is disclosed to the recipient on a non-confidential basis by a Person who is not in default of any confidentiality obligation to the disclosing Party, or (d) is independently developed by or on behalf of the recipient without reliance on information received hereunder.  Notwithstanding the foregoing, all Know-How directed to Compound or Product or the manufacture, formulation or use of Compound or Product shall be deemed the Confidential Information of Endocyte.  The contents of this Agreement shall be deemed to be Confidential Information of each Party.

8.3

The recipient of Confidential Information shall (a) use such Confidential Information solely and exclusively in connection with the exercise of its rights and the discharge of its obligations under this Agreement, and (b) not disclose such Confidential Information without the prior written consent of the disclosing Party to any Person other than those of its agents and representatives who need to know such Confidential Information for such permitted use and who are bound by appropriate written obligations of confidentiality with respect thereto.  Notwithstanding the foregoing, the recipient of Confidential Information may disclose such Confidential Information:

(a)

to the extent necessary, upon the written advice of legal counsel, to comply with Applicable Laws or with an order issued by a court or regulatory body with competent jurisdiction; provided that, in connection with such

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disclosure, the recipient shall (i) provide reasonable advance notice of such disclosure to the disclosing Party; (ii) limit the disclosure to the information that is legally required to be disclosed, and (iii) use commercially reasonable efforts to obtain confidential treatment or an appropriate protective order, to the extent available, with respect to such Confidential Information;

(b)	to the extent necessary to comply with applicable securities law disclosure requirements or any disclosure requirements of any applicable stock market or securities exchange;
(c)

to such Party’s Related Parties or Affiliates, agent(s), consultant(s), representative(s) and/or other Third Parties to the extent reasonably deemed necessary or useful by the recipient for the Development, Manufacturing and/or Commercialization of the Compound or the Product (or for such Persons to determine their interest in performing such activities) in accordance with this Agreement, on the condition that such Persons are bound by appropriate written obligations of confidentiality with respect thereto;

(d)

to such Party’s attorneys, independent accountants or financial advisors to the extent reasonably deemed necessary or useful by the recipient for enabling such attorneys, independent accountants or financial advisors to provide advice to the recipient with respect to such Party’s obligations under this Agreement, on the condition that such Persons are bound by appropriate written obligations of confidentiality with respect thereto;

(e)

to any bona fide potential or actual investor, investment banker, acquirer, merger partner, or other potential or actual financial partner to the extent reasonably deemed necessary by the recipient,  on the condition that such Persons are bound by appropriate written obligations of confidentiality with respect thereto;  and

(f)

to regulatory agencies or other Governmental Entities in order to obtain patents or to gain or maintain approval to conduct Clinical Trials or to market Product, but such disclosure may be only to the extent reasonably necessary to obtain such Patent Rights or Regulatory Approvals.

The obligations under this Section 8.3 shall remain in effect from the Effective Date through the fifth anniversary of the termination or expiration of this Agreement.  To the extent that Confidential Information comprises Sublicensed Rights, the

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obligations under this Section 8.3 shall be executed in a manner consistent with any applicable provisions of the Principal License Agreement.

8.4	Except as otherwise required by Applicable Law, upon the termination or expiration of this Agreement, if requested by the disclosing Party, the recipient of Confidential Information:
(a)

shall promptly return or destroy, at the recipient’s election, all Confidential Information of the disclosing Party, including all notes or other work product prepared by the recipient based upon or incorporating Confidential Information of the disclosing Party;

(b)

shall not retain any copies, extracts or other reproductions, in whole or in part, of such Confidential Information, notes or other work product; provided, however, that the recipient shall be permitted to retain any Confidential Information reasonably necessary for such Party’s continued practice under any license(s) which do not terminate pursuant to Section 10 and to retain (but not use) (i) one file copy of all Confidential Information on a confidential basis to evidence the scope of and to enforce the Party’s obligation of confidentiality under this Section 8; and (ii) all back‑up electronic media maintained in the ordinary course of business for archival purposes; and

(c)	shall certify in writing to the disclosing Party that the recipient has complied with this Section 8.4.
8.5

After the release of an initial press release in a mutually agreeable form, neither Party shall issue any additional press release or other similar public communication relating to the existence or terms of this Agreement without the prior written approval of the other Party; provided, however, that such approval shall not be required in connection with disclosures (i) required by Applicable Laws, (ii) relating to previously disclosed information, and (iii) expressly authorized by Section 8.3.  In the event of a required press release or other public communication, the Party issuing such release or making such communication shall provide the other Party with a copy of the proposed text prior to such announcement.  For the avoidance of doubt, the Parties acknowledge that Endocyte will be obligated to file a copy of this Agreement with the SEC, and Endocyte shall be entitled to make such required filing.  Further, Endocyte shall be entitled to make a press release or other similar public announcement concerning any activities under this Agreement without the prior consent of ABX, provided that Endocyte provides ABX with reasonable prior notice of the text of such announcement.

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9.	Indemnification and Insurance.
9.1

Indemnification by Endocyte.  Endocyte shall defend, indemnify and hold harmless ABX and its Affiliates and their respective officers, directors, employees and agents (each, an “ABX Indemnitee”) from and against any and all claims, suits, actions, demands, liabilities, expenses and/or losses, including reasonable attorneys’ fees (collectively, “Damages”) to which any ABX Indemnitee may become subject as a result of any claim, demand, action or other proceeding (a “Claim”)  by any Person other than a Party or its Affiliates to the extent such Damages arise directly or indirectly out of (a) the Development, Manufacture or Commercialization of any Compound and/or Product by or on behalf of Endocyte after the Effective Date; (b) Endocyte’s failure to comply with Applicable Laws; (c) Endocyte’s breach of any covenant, representation, warranty or other agreement made by Endocyte in this Agreement; or (d) the negligence or willful misconduct of any of the Endocyte Indemnitees in connection with this Agreement; except, in each case, to the extent such Damages result from the breach by ABX, its Affiliates, sublicensees or subcontractors of any covenant, representation, warranty or other agreement made by ABX in this Agreement or the Supply Agreement or the negligence or willful misconduct of any ABX Indemnitee or otherwise are Damages as to which ABX is required to indemnify Endocyte under Section 9.2.

9.2

Indemnification by ABX.  ABX shall defend, indemnify and hold harmless Endocyte and its Affiliates and their respective officers, directors, employees and agents (each, an “Endocyte Indemnitee”) from and against any and all Damages  to which any Endocyte Indemnitee may become subject as a result of any Claim by any Person other than a Party or its Affiliates to the extent such Damages arise directly or indirectly out of (a) the Development, Manufacture or Commercialization of any Compound and/or Product by or on behalf of ABX prior to the Effective Date; (b) ABX’s failure to comply with Applicable Laws; (c) ABX’s breach of any covenant, representation, warranty or other agreement made by ABX in this Agreement; or (d) the negligence or willful misconduct of any of the ABX Indemnitees in connection with this Agreement; except, in each case, to the extent such Damages result from the breach by Endocyte, its Affiliates, sublicensees or subcontractors of any covenant, representation, warranty or other agreement made by Endocyte in this Agreement or the Supply Agreement or the negligence or willful misconduct of any Endocyte Indemnitee or otherwise are Damages as to which Endocyte is required to indemnify ABX under Section 9.1.

9.3

Notice and Assumption of Defense.      Any Party entitled to indemnification under Section 9.1 or 9.2 shall give notice to the indemnifying Party of any Claim that may be subject to indemnification promptly after learning of such Claim, but the omission to so notify the indemnifying Party promptly will not relieve the

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indemnifying Party from any liability under Section 9.1 or 9.2 except to the extent that the indemnifying Party shall have been prejudiced as a result of the failure or delay in providing such notice.  If a Party acknowledges in writing that it is obligated to provide indemnification for any Claim (any such Claim being referred to as a “Covered Claim”), it shall have the right to assume and control the defense and settlement thereof unless (a) after assumption of the defense, it fails to diligently provide such defense through counsel reasonably satisfactory to the indemnified Party; (b) the Parties have a conflict of interest with respect to such Covered Claim; or (c) the resolution of such Covered Claim reasonably could be expected to include a non-monetary remedy that would be material and adverse to the indemnified Party.  In all events, the Party not controlling the defense shall cooperate in the defense and shall have the right to participate in the defense at its own expense.  The indemnified Party shall provide the indemnifying Party with all information in its possession and all assistance reasonably necessary to enable the indemnifying Party to carry on the defense of any such Covered Claim.

9.4

Settlement.  Neither Party shall settle any Covered Claim without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed), except that an indemnifying Party controlling the defense may settle such Covered Claim without the consent of the indemnified Party if the settlement (a) provides exclusively for monetary relief, all of which will be paid by the indemnifying Party, and (b) contains no other terms or conditions that are materially adverse to the indemnified Party (such as an admission of a legal violation).  No such consent shall be required to settle a non-Covered Claim.

9.5

Combined Obligations.  If the Parties have indemnification obligations to one another in connection with a single Claim, they shall contribute to the aggregate Damages arising from such Claim in such proportion as is appropriate to reflect their relative responsibilities for such Damages, as well as any other relevant equitable considerations.  The amount paid or payable by a Party for purposes of apportioning the aggregate damages shall be deemed to include all reasonable legal fees and expenses incurred by such Party in connection with investigating, preparing for or defending against such Claim.

9.6	Insurance.
(a)

Endocyte hereby represents that it has insurance covering product liability and general liability, and that it has and will maintain such coverage for the Term and for a period of two years after the expiration of this Agreement or the earlier termination thereof. Such insurance is in an amount which is reasonable and customary in the global pharmaceutical industry for companies of comparable size and activities and is sufficient to cover its

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obligations under this Agreement. Endocyte will provide ABX with certificates of insurance demonstrating such coverage on an annual basis and will list ABX as an additional insured.

(b)

ABX hereby represents that it has insurance covering product liability and general liability, and that it has and will maintain such coverage for the Term and for a period of three years after the expiration of this Agreement or the earlier termination thereof. Such insurance is in an amount which is reasonable and customary in the global pharmaceutical industry for companies of comparable size and activities and is sufficient to cover its obligations under this Agreement. ABX will provide Endocyte with certificates of insurance demonstrating such coverage on an annual basis and list Endocyte as an additional insured on its products liability policy.

10.	Term and Termination.
10.1

Term.  This Agreement shall be effective as of the Effective Date and, unless terminated earlier pursuant to Sections 10.2,  10.3 or 10.4, shall continue in full force and effect, on a country-by-country basis in the Territory, until expiration of all payment obligations hereunder (the “Term”).  Upon expiration in a given country, Endocyte’s  rights in the Licensed Know-How pursuant to Section 1.1 in such country shall become fully paid-up and perpetual.

10.2	Termination by Endocyte.
(a)	Termination for Cause. Endocyte shall have the right to effect a Termination for Cause at any time and in its sole discretion upon at least 30 days’ advance written notice to ABX.
(b)

Termination for Convenience.  Endocyte shall have the right to effect a Termination for Convenience in its sole discretion upon at least 90 days’ advance written notice to ABX; provided, however, that (i) in the absence of a Material Adverse Event, such right shall not be exercisable by Endocyte prior to achievement of the Endocyte Investment Milestone, and (ii) if Endocyte has been acquired by a Non-Competing Acquirer, on the effective date of such Termination for Convenience, any development milestone payments pursuant to Section 2.3(a) that have not previously been paid shall be accelerated and become immediately due and payable.

10.3	Termination for Material Breach.
(a)	Either Party may terminate this Agreement upon 30 days’ advance written notice to the other Party if the other Party commits a material breach of its

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obligations hereunder by causes and reasons within its control and fails to cure such material breach within 60 days after written notice from the non‑breaching Party requesting cure of the breach; provided, however, that in the event of a good faith dispute over the existence of a material breach, the cure period shall be tolled until resolution of such dispute. In the case of a breach that cannot be cured within such 60-day period, the non-breaching Party may terminate this Agreement following such 60-day period only if the breaching Party shall have failed to commence substantial remedial actions within such 60-day period and to use commercially reasonable efforts to pursue the same.  For the avoidance of doubt, any material failure by Endocyte to comply with its diligence obligations set forth in Section 3.1(c) would constitute a material breach of this Agreement.

(b)

Notwithstanding Section 10.3(a), to the extent a material breach of this Agreement by ABX affects ABX’s performance and Endocyte’s rights under this Agreement as it relates to [*], Endocyte may terminate this Agreement in accordance with this Section 10.3 as to the affected country or countries only, and in such case this Agreement will remain in full force and effect with respect to the countries that are not terminated; provided, however, that any material breach as to [*] shall be deemed to be a [*].

(c)

Notwithstanding Section 10.3(a), to the extent a material breach of this Agreement by Endocyte affects Endocyte’s performance and ABX’s rights under this Agreement as it relates to [*], ABX may terminate this Agreement in accordance with this Section 10.3 as to the affected country or countries only, and in such case this Agreement will remain in full force and effect with respect to the countries that are not terminated; provided, however, that any material breach as to [*] shall be deemed to be a  [*].

10.4	Termination for Insolvency Event. Either Party may terminate this Agreement immediately upon written notice to the other Party if the other Party becomes subject to an Insolvency Event.
10.5	Rights upon Termination.
(a)

If Endocyte effects a Termination for Convenience pursuant to Section 10.2(b), or if ABX terminates this Agreement pursuant to Section 10.3 or Section 10.4, the following rights and obligations will apply:

(i)	Endocyte shall pay all amounts then due and owing as of the termination effective date.

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(ii)

All licenses under the Licensed Patent Rights and the Licensed Know-How granted by ABX to Endocyte pursuant to Section 1 will terminate and all rights granted therein will immediately revert to ABX with no further notice or action required on ABX’s behalf; provided, however, that if the termination relates only to a specific country or group of countries, then only the rights pertaining to such affected country or countries will revert to ABX hereunder.  Any sublicensee of Endocyte under the license rights terminated hereunder which has not breached in any material respect its sublicense shall be entitled to receive a license directly from ABX granting rights substantially the same as those granted in each sublicense and containing obligations as a licensee similar to those set forth in this Agreement; provided, however, that (A) each sublicensee shall expressly agree in writing to be bound by the terms and conditions of such direct license, and (B) the obligations of ABX under any such direct license shall be no greater than the obligations of ABX hereunder.

(iii)

The sole responsibility for preparing, filing, prosecuting and maintaining the Licensed Patent Rights will revert back to the Principal Licensor with no further notice or action required on ABX’s  or the Principal Licensor’s behalf; provided, however, that if the termination relates only to a specific country or group of countries, then only the patent maintenance obligations pertaining to such affected country or countries will revert to the Principal Licensor hereunder.

(iv)	Upon ABX’s request, in the event of termination of this Agreement as a whole (as opposed to termination solely with respect to one country or group of countries), Endocyte will:
(1)

transfer to ABX any (A)  ongoing Clinical Trials that Endocyte or its Related Parties are conducting with respect to the Compound and/or Product,  (B) to the extent not previously provided, a copy of the database maintained or utilized by Endocyte comprising data, information and documents (whether in written, electronic or other form) generated by either conducting or analyzing clinical studies (including investigator initiated studies) in respect of the Compound or Product, including raw data, study data, study reports, filings, notices, books, records and the like, and  (C) Endocyte’s interest in any Product Trademarks (excluding

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the “Endocyte” name or mark if contained in the Product Trademark); and

(2)

grant to ABX a non-exclusive worldwide license solely to Develop and Commercialize pharmaceutical products containing or comprising PSMA-617 in the Field in the Territory, under (A) the Program IP, which license [*], which license shall be subject to the [*].

(v)

Endocyte will assign and transfer to ABX or its designee, at ABX’s request, all Regulatory Approvals and Regulatory Filings held by Endocyte, which shall be provided on an “AS-IS” basis and subject to ABX executing and delivering to Endocyte a letter releasing Endocyte of all liabilities arising after the effective date of such assignment from the Development, Manufacture and Commercialization of Compounds and Products by or on behalf of ABX and its Related Parties and acknowledging that ABX’s indemnification obligation under Section 9.2 shall apply with respect to the Development, Manufacture and Commercialization of such Compounds and Products after such date.  Notwithstanding the foregoing, if the termination relates only to a specific country or group of countries, then only the Regulatory Approvals and Regulatory Filings pertaining to such affected country or countries will be transferred to ABX hereunder.

(vi)

Endocyte and its Affiliates, sublicensees and distributors shall be entitled, during the six-month period immediately following the effective date of termination, to finish any work-in-progress and to sell any Products or Compound remaining in inventory, in accordance with the terms of this Agreement; provided, however, that ABX shall have the right to purchase from Endocyte any Products or Compound remaining in inventory as of the effective date of termination (that are not then committed to be supplied to any Third Party or Related Party, in the ordinary course of business), at a price equal to Endocyte’s  costs of goods; and provided, further, that if the termination relates only to a specific country or group of countries, the provisions of this Section 10.5(a)(vi) will apply only to Endocyte’s Product and Compound inventories for such affected country or countries (as determined by Endocyte’s records).

(b)	Effective only in the event that Endocyte terminates this Agreement pursuant to Section 10.3 or Section 10.4, ABX hereby grants to Endocyte

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an exclusive (even as to ABX), perpetual license under the Licensed Patent Rights and Licensed Know-How to make, have made, use, sell, offer for sale, have sold, import and otherwise Develop, Manufacture and Commercialize Compound and Product in the Field in the Territory,  subject to Endocyte continuing to make all payments owed to ABX pursuant to Section 2.3 and Section 2.4, except that (i) for the remainder of the Royalty Term, Endocyte shall only be obligated to make royalty payments under Section 2.4(a) and Section 2.4(b) at royalty rates equal to [*]%  of the rates set forth therein, and (ii) the Product Lifecycle Minimum Royalties, to the extent applicable, shall be reduced by [*]%.  For the avoidance of doubt, in the event that Endocyte terminates this Agreement pursuant to Section 10.3 or Section 10.4, Endocyte’s  diligence obligations pursuant to Section 3 will terminate notwithstanding the license grant set forth in this Section 10.5(b).

(c)

All rights and licenses now or hereafter granted by ABX to Endocyte pursuant to this Agreement, including the licenses granted to Endocyte in Section 1 and Section 10.5(b), are, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined in the Bankruptcy Code.  Upon the rejection of this Agreement by or on behalf of ABX following the occurrence of any Insolvency Event with respect to ABX, ABX agrees that Endocyte, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code, and that upon commencement of a bankruptcy proceeding by or against ABX under the Bankruptcy Code, Endocyte shall be entitled to a complete duplicate of or complete access to (as Endocyte deems appropriate), any such intellectual property and all its embodiments.  Such intellectual property and all embodiments thereof shall be promptly delivered to Endocyte (i) upon any such commencement of a bankruptcy proceeding upon written request therefore by Endocyte, unless ABX elects to continue to perform all of its obligations under this Agreement, or (ii) if not delivered under (i) above, upon the rejection of this Agreement by or on behalf of ABX upon written request therefore by Endocyte.  The foregoing provisions of this Section 10.5(c) are without prejudice to any rights Endocyte may have arising under the Bankruptcy Code or other Applicable Law.

10.6

Survival.  Termination of this Agreement shall not relieve any Party of any obligation that is expressly indicated to survive termination and shall be without prejudice to any rights that shall have accrued to the benefit of any Party prior to such termination.  Without limiting the generality of the foregoing, no termination of this Agreement, whether by lapse of time or otherwise, will serve to terminate the rights and obligations of the Parties with respect to this Agreement as it relates

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to the jurisdiction(s) for which this Agreement has not been terminated.  The following provisions shall survive termination of this Agreement:

(a)	Section 2.5, relating to record-keeping and audit rights;
(b)	Sections 5.9 and 5.10, relating to challenges to Patent Rights;
(c)	Section 2.7, relating to liability for taxes;
(d)	Section 6.4, relating to information rights;
(e)	Section 8, relating to confidentiality and publicity;
(f)	Section 9, relating to indemnification and insurance;
(g)	Section 10, relating to termination and post-termination rights and obligations; and
(h)	Any provisions required for the interpretation or enforcement of any of the foregoing.

The provisions of Section 2.4(b) and Section 2.4(c) shall survive any Termination for Convenience by Endocyte.

11.	Miscellaneous.
11.1

Interpretive Conventions.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be understood to be followed by the words “without limitation.”  Pronouns, including “he,” “she” and “it,” when used in reference to any person, shall be deemed applicable to entities or individuals, male or female, as appropriate in any given case.  Standard variations on defined terms (such as the plural form of a term defined in the singular form, and the past tense of a term defined in the present tense) shall be deemed to have meanings that correlate to the meanings of the defined terms.  Article, Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of any provision of this Agreement.  When a reference is made in this Agreement to a Recital, an Article, a Section, a Schedule, an Attachment or an Exhibit, such reference is to a Recital, Article or Section of, or a Schedule, Attachment or Exhibit to, this Agreement, unless otherwise indicated.  All references to “dollars” or “$” shall be deemed to be references to the lawful currency of the United States.  All references to “days” shall mean calendar days except as otherwise expressly stated (such as a reference to Business Days).

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11.2

Force Majeure.  If the performance of any obligation under this Agreement is prevented, restricted or interfered with by reason of any Force Majeure event, then the Party so affected shall be excused, upon giving prior written notice to the other Party, from such performance to the extent of such prevention, restriction or interference, provided that the Party so affected shall use reasonable commercial efforts to avoid or remove such causes of nonperformance and shall continue performance to the extent reasonably possible and, in any event, at such time as the Force Majeure conditions come to an end.

11.3

Change of Control.  If either Party or its direct or indirect parent enters into any agreement, plan or arrangement pursuant to which it has been or will be subject to a Change of Control, or if either Party otherwise learns or becomes aware that it has been or will be subject to a Change of Control, such Party (the “Notice Party”) shall give the other Party (the “Receiving Party”) written notice of such fact and the identity of the acquiring Person promptly after entering into such agreement, plan or arrangement or promptly after otherwise learning or becoming aware of such fact.  Following the effectiveness of the Change of Control, the Receiving Party shall have the right to require the Notice Party, including the acquiring Person, to adopt reasonable procedures to be agreed upon in writing with the Receiving Party to prevent the disclosure of all Proprietary Information of the Receiving Party beyond the Notice Party’s personnel having access to and knowledge of such information prior to the Change of Control and to control the dissemination of such information disclosed after the Change of Control, which may include (a) termination or restriction of the Notice Party’s participation on the Advisory Council or (b) limiting the Receiving Party’s obligation to provide the Notice Party with any Proprietary Information regarding the Development, Manufacture or Commercialization of Compounds or Products in the Territory.  The purposes of such procedures shall be to strictly limit such disclosures to only those personnel having a need to know the Receiving Party’s Proprietary Information in order for the Notice Party to perform its obligations or enforce its rights under this Agreement and to prohibit the use of such Proprietary Information for competitive purposes against the Receiving Party or its Affiliates or products.

11.4

Entire Agreement; Amendments.  This Agreement constitutes the entire agreement between the Parties concerning the subject matter hereof and thereof and supersedes all previous negotiations, agreements and commitments with respect thereto.  This Agreement shall not be amended or modified in any manner except by a written instrument signed by duly authorized officers or representatives of each of the Parties.

11.5	Governing Law. Any claim or controversy relating in any way to this Agreement shall be governed by and interpreted exclusively in accordance with the laws of the

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State of New York and the patent laws of the United States, without regard to the conflicts of law principles thereof.

11.6	Dispute Resolution.
(a)

The Parties shall negotiate in good faith and use reasonable efforts to settle any dispute, controversy or claim arising from or related to this Agreement or the breach thereof.  If the Parties do not fully settle, and a Party wishes to pursue the matter, each such dispute, controversy or claim that is not an Excluded Claim shall be finally resolved by binding arbitration in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the American Arbitration Association (“AAA”), and judgment on the arbitration award may be entered in any court having jurisdiction thereof.

(b)

The arbitration shall be conducted by a panel of three persons experienced in the pharmaceutical business.  Within [*] days after initiation of arbitration, each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator within [*] days of their appointment.  If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by the AAA.  The Parties shall not be obligated to select arbitrators from the AAA panel of arbitrators.  The place of arbitration shall be New York, New York, and all proceedings and communications shall be in English.

(c)

Either Party may apply to the arbitrators for interim injunctive relief until the arbitration award is rendered or the controversy is otherwise resolved.  Either Party also may, without waiving any remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending the arbitration award.  The arbitrators shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages.  Each Party shall bear its own costs and expenses and attorneys’ fees and an equal share of the arbitrators’ fees and any administrative fees of arbitration.

(d)

Except to the extent necessary to confirm an award or as may be required by Applicable Law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties.  In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

dispute, controversy or claim would be barred by the applicable New York statute of limitations.

(e)

The Parties agree that, in the event of a good faith dispute over the nature or quality of performance under this Agreement, neither Party may terminate this Agreement until final resolution of the dispute through arbitration or other judicial determination.  The Parties further agree that any payments made pursuant to this Agreement pending resolution of the dispute shall be refunded if an arbitrator or court determines that such payments are not due.

(f)

As used in this Section, the term “Excluded Claim” shall mean a dispute, controversy or claim that concerns (i) the validity or infringement of a patent, trademark or copyright; (ii) any antitrust, anti-monopoly or competition law or regulation, whether or not statutory; or (iii) any disclosure in violation of Section 8 or misuse of or misappropriation of Confidential Information of the disclosing Party.

11.7

Partial Illegality.  If any provision of this Agreement or the application thereof to any Party or circumstances shall be declared void, illegal or unenforceable, the remainder of this Agreement shall be valid and enforceable to the extent permitted by Applicable Laws.  In such event, the Parties shall use their commercially reasonable efforts to replace the invalid or unenforceable provision by a provision that, to the extent permitted by the Applicable Laws, achieves the purposes intended under the invalid or unenforceable provision.  Any deviation by any Party from the terms and provisions of this Agreement in order to comply with Applicable Laws shall not be considered a breach of this Agreement.

11.8

Waiver of Compliance.  No provision of this Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees, except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party, which waiver shall be effective only with respect to the specific obligation and instance described therein.

11.9

Notices.  All notices and other communications in connection with this Agreement shall be in writing and addressed as stated below (or as subsequently designated by due notice hereunder) and sent by (a) email, in which case it shall be effective one Business Day after the Business Day of email transmission, (b) registered or certified mail, in which case it shall be effective on the fifth Business Day after posting, or (c) FedEx or similar express courier service for delivery on the following Business Day, in which case it shall be effective on such following Business Day.

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

th Street – Suite 600 dan.boeglin@faegrebd.com
To Endocyte:

Endocyte, Inc.

3000 Kent Avenue, Suite A1-100

West Lafayette, IN 47906

Attention:  Chief Financial Officer

Email: mandriole@endocyte.com

with a copy to:

Faegre Baker Daniels LLP

600 East 96th Street – Suite 600

Indianapolis, IN  46240

Attention:  Daniel L. Boeglin

Email: dan.boeglin@faegrebd.com

To ABX:	ABX, GmbH Heinrich-Glaeser-Strasse 10-14 D-01454 Radeberg, Germany Attention: Dr. Peter Moll Email: moll@abx.de with a copy to: Foley & Lardner LLP 111 Huntington Avenue, Suite 2500 Boston, MA 02199 Attention: Gabor Garai Email: ggarai@foley.com

11.10

Counterparts; Electronic or Facsimile Transmission.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.  This Agreement may be delivered by one or both Parties by facsimile or electronic transmission with the same effect as if delivered personally.

11.11

Further Assurances.  From time to time, as and when requested by any Party, the other Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further actions as such other Party may reasonably deem necessary or desirable to carry out the intentions of the Parties embodied in this Agreement.

11.12	Jointly Prepared. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.13

Assignment.  A Party shall not have the right to assign any of its rights or obligations under this Agreement without the prior written consent of the other Party, except that (a) either Party shall have the right to assign this Agreement to an Affiliate or the acquiror in connection with a Change of Control of such Party, so long as such acquiror affirmatively assumes, in writing, all obligations of such Party, and (b) Endocyte may transfer any and all of its rights to a sublicensee as provided by this Agreement.  For the avoidance of doubt, a Change of Control that is encompassed under clauses (b) or (c) of the definition of a “Change of Control” set forth herein shall not constitute a deemed assignment of this Agreement.  Any assignment not in accordance with this Section shall be void.

11.14

Relationship of Parties.  Each Party to this Agreement is an independent contractor.  Employees and agents of one Party are not employees or agents of the other Party, shall not hold themselves out as such, and shall not have any authority or power to bind the other Party to any contract or other obligation.

11.15

Third-Party Beneficiaries.  Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the Parties hereto and their respective successors, assigns and Affiliates.

[REMAINDER OF PAGE INTENTIONALLY BLANK;

SIGNATURE PAGE FOLLOWS]

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

[Signature Page to Development and License Agreement]

The Parties have executed this Agreement as of the Effective Date to evidence their agreement to the terms and provisions set forth herein.

ENDOCYTE, INC.

By:	/s/ Mike Sherman

Name:	Mike Sherman

Title:	President and CEO

ABX advanced biochemical compounds – Biomedizinische Forschungsreagenzien GmbH

By:	/s/ Peter Moll

Name:	Peter Moll

Title:	Geschäfts Führer

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A
Definitions

“AAA” has the meaning set forth in Section 11.6(a).

“ABX” has the meaning set forth in the opening paragraph.

“ABX Competitive Agent” means any Competitive Agent that is Developed, acquired or in-licensed by ABX.

“ABX Indemnitee” has the meaning set forth in Section 9.1.

“Acquirer” means the acquirer of or successor to a Party in connection with a Change of Control of such Party, together with the Affiliates of such acquirer or successor (other than the acquired Party and its pre-acquisition Affiliates).

“Acquirer Competitive Agent” means any Competitive Agent that is Developed, acquired or in-licensed by an Acquirer of Endocyte.

“Act” means, as applicable, the United States Federal Food, Drug and Cosmetic Act, 21 U.S.C. §§ 301 et seq., and/or the Public Health Research Act, 42 U.S.C. §§ 262 et seq., as such may be amended from time to time.

“Adverse Experience” has the meaning set forth in Section 4.4(a).

“Advisory Council” has the meaning set forth in Section 3.1(f).

“Affiliate” means a parent, subsidiary or sister company of a Party, and for this purpose, (a) “parent” means any corporation or business entity that owns, directly or indirectly, a majority of the Party’s voting stock or comparable equity securities, (b) “subsidiary” means any corporation or business entity of which the Party owns, directly or indirectly, a majority of the voting stock or comparable equity securities, and (c) “sister company” means any corporation or business entity of which a parent owns, directly or indirectly, a majority of the voting stock or comparable equity securities.

“Agreement” has the meaning set forth in the opening paragraph.

“Applicable Laws” means all applicable laws, ordinances, rules and regulations of any kind whatsoever of any Governmental Entity or Regulatory Authority.

“Application for Marketing Authorization” means, with respect to the Product in any country or region, an application or set of applications filed with the applicable Regulatory

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Authority to make and sell Product commercially in such country or region, comprising an NDA in the United States and an application comparable to an NDA in any other country or region.

“Bankruptcy Code” means, collectively, Section 365(n) of the United States Bankruptcy Code and all applicable foreign equivalents.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by law or executive order to remain closed.

“Change of Control” means with respect to a Party:  (a) the sale, directly or indirectly, of all or substantially all of such Party’s assets or business relating to this Agreement; (b) a merger, reorganization or consolidation involving such Party in which the voting securities of such Party outstanding immediately prior thereto cease to represent at least 50% of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (c) a Person or group of Persons acting in concert acquire, directly or indirectly (including through the acquisition of control of a parent company), more than 50% of the voting equity securities or management control of such Party.

“Claim” has the meaning set forth in Section 9.1.

“Clinical Database” means the database maintained or utilized by ABX comprising data, information and documents (whether in written, electronic or other form) generated by either conducting or analyzing clinical studies (including investigator initiated studies) in respect of the Compound or Product, including raw data, study data, study reports, filings, notices, books, records and the like.

“Clinical Trial” means a clinical study of the Product involving the administration of Product to patients for any indication.

“CMO” has the meaning set forth in Section 4.3.

“Combination Product” means a Product comprising the Compound in combination with one or more other active ingredients that are not covered by a Valid Patent Claim.  All references to Product in this Agreement shall be deemed to include Combination Product.

“Commercialize” means all activities directed to the offering for sale and sale of the Product, both before (to the extent permitted by Applicable Law) and after Marketing Authorization, including promotion, marketing and distribution.

“Commercially Reasonable Efforts” means that effort [*] with respect to its own products of similar strategic importance and commercial potential, taking into account all relevant factors that impact the Party’s decisions as to resource allocation for its products, such as intellectual

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

property position, regulatory risk, safety and efficacy, product reliability and performance, the competitive environment, reimbursement status, product life cycle and product profitability.  Notwithstanding the foregoing, with respect to Endocyte, the preceding sentence shall be construed as if the phrase “products of similar strategic importance and commercial potential” were replaced with the phrase “products of primary strategic importance and commercial potential” until the earlier of (a) the occurrence of any Material Adverse Event or (b) achievement of the Endocyte Investment Milestone. For purposes of clarity, Commercially Reasonable Efforts will be determined on a country-by-country basis within the Territory, and it is anticipated that the level of effort may be different for different countries and may change over time, reflecting changes in the status of the Product and the country(ies) involved.

“Common Stock” has the meaning set forth in Section 7.4(a).

“Competing Acquirer” means an Acquirer who, prior to the Change of Control, owns or holds exclusive rights to Commercialize in a Major Market an  [*] that such Acquirer is [*]; provided, however, that if such Acquirer agrees [*].

 “Competitive Agent” means [*] and other than a Non-Competitive Agent.

“Compound” means any compound encompassed within the scope of the claims of published patent application WO 2015/055318, whether or not claims covering such compounds ultimately issue in any particular jurisdiction, including PSMA-617 in both labeled and unlabeled forms.

“Confidential Information” has the meaning set forth in Section 8.2.

“Controlled” means, with respect to Patent Rights and Know-How, the possession of the right to license, sublicense, provide and disclose such Patent Rights and Know-How as contemplated hereby without violating the terms of any agreement or arrangement with any Third Party (including the Principal Licensor)  and without violating any Applicable Laws.

“Covered Claim” has the meaning set forth in Section 9.3.

“Damages” has the meaning set forth in Section 9.1.

“Delegated IP Rights” has the meaning set forth in Section 5.12.

“Develop” means all of the clinical and non-clinical activities involved in obtaining any Regulatory Approval of the Product in any jurisdiction, including formulation development,

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

clinical study design and execution, Regulatory Filings and affairs, and all Manufacturing activities in support the foregoing, but expressly excluding activities described in the definition of “Commercialize.”

“Development and Commercialization Costs” means all external costs and expenses incurred by Endocyte to Develop and Commercialize the Compound and Product in accordance with the Development Plan, and for this purpose external costs and expenses shall be calculated based on actual amounts paid to Third Parties for Development and Commercialization services, materials and support and to ABX (or its Affiliates) for supplies of Compound and Product pursuant to the Supply Agreement.

“Development Plan” means the plan for Development of the Compound and Product in mCRPC in the Territory, including all Clinical Trials required to confirm the clinical efficacy, tolerability and dosing regimen of the Product.

“Effective Date” has the meaning set forth in the opening paragraph.

“EMA” means the European Medicines Agency and any successor Regulatory Authority having substantially the same function.

“Endocyte” has the meaning set forth in the opening paragraph.

“Endocyte Background IP” means all Patent Rights and Know-How that (a) are owned or Controlled by Endocyte and (b) were developed outside the Program.  For clarity, all Patent Rights and Know-How owned or Controlled by Endocyte as of the Effective Date constitute Endocyte Background IP.

“Endocyte Competitive Agent” means any Competitive Agent that is Developed, acquired or in-licensed by Endocyte.

“Endocyte Indemnitee” has the meaning set forth in Section 9.2.

“Endocyte Investment Milestone” means Endocyte’s expenditure of $[*] in Development and Commercialization Costs.

“Endocyte Negotiation Notice” has the meaning set forth in Section 1.7.

“Endocyte Negotiation Period” has the meaning set forth in Section 1.7.

“Endocyte Payments” has the meaning set forth in Section 2.7(a).

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Endocyte Program Know-How” means all Know-How that (a)  is owned or Controlled by Endocyte, (b)  was developed in the course of the Program, and (c)  has been applied and found necessary or useful by Endocyte in the conduct of the Program.  For clarity, Endocyte Program Know-How does not include any Endocyte Background IP.

“European Union” or “EU” means the member states of the European Union as then constituted.

“Excluded Claim” has the meaning set forth in Section 11.6(f).

“FDA” means the United States Food and Drug Administration and any successor Regulatory Authority having substantially the same function.

“Field” means all medical applications.

“First Commercial Sale” means, with respect to any country, the first commercial sale of Product on an arms’ length basis to a Third Party in such country following receipt of Marketing Authorization in such country.  For avoidance of doubt, sales for purposes of test marketing, sampling, promotion, Clinical Trials or compassionate use shall not constitute a First Commercial Sale.

“Force Majeure” means any war, revolution, civil commotion, act of terrorism, blockade, embargo, strike, scarcity of raw materials, flood, earthquake, change in Applicable Law or other event that is beyond the reasonable control of the Party affected.

“Generic Drug” means a drug product whose active pharmaceutical ingredient is not a new chemical entity (as defined in 21 CFR 314.108(a)).

“Governmental Entity” means any (a) U.S. federal, state, local or municipal government or non-U.S. government or subdivision thereof; (b) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, instrumentality or entity and any court or other tribunal); (c) multi-national organization or body; or (d) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power.

“HSR Act” has the meaning set forth in the recitals to this Agreement.

“HSR Filing Fee” has the meaning set forth in the recitals to this Agreement.

“IND” means (a)  an Investigational New Drug Application as defined by the Act and the regulations promulgated thereunder or any successor application or procedure, and including all

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

supplements and amendments thereto, and (b)  any counterpart of the foregoing in any other country in the Territory.

“Insolvency Event” means that the Party has (a) commenced a voluntary proceeding under any insolvency law, or (b) had an involuntary proceeding commenced against it under any insolvency law which has continued undismissed or unstayed for [*] consecutive days, or (c) had a receiver, trustee or similar official appointed for it or for any substantial part of its property, or (d) made an assignment for the benefit of creditors, or (e) had an order for relief entered with respect to it by a court of competent jurisdiction under any insolvency law.  For purposes hereof, the term “insolvency law” means any applicable bankruptcy, insolvency or other similar law now or hereafter in effect.

“Know-How” means proprietary data, information and materials (whether patentable or not) related to a product or technology or to its manufacture, formulation or use, including (a) ideas, discoveries, inventions and trade secrets;  (b)  pharmaceutical, chemical and biological materials, components and compositions;  (c) tests, assays, techniques, data, methods, procedures, formulas and processes;  (d) drawings, plans, designs, diagrams, sketches, records, specifications and other documents containing or relating to such data, information or materials; and (e) business processes, regulatory strategies, pricing data or information, sales data or information, marketing data or information, manufacturing and quality control data or information, market research, or any similar items.

“Licensed Know-How” means all Know-How that is related to the Compound or Product and Controlled by ABX (or any of its Affiliates) at any time during the Term.

“Licensed Patent Rights” means all Patent Rights that (a) claim, cover or relate to the Compound (including any salts, polymorphs, cocrystals, amorphous forms and dispersions, or other solid forms thereof) or Product or the manufacture, formulation, method of treatment or use of the Compound or Product and (b) are Controlled by ABX (or any of its Affiliates) at any time during the Term, including the Patent Rights listed on Schedule B.

“mCRPC” means metastatic castration-resistant prostate cancer.

“mCRPC Agent” means any compound or pharmaceutical agent, in any formulation, combination or method of delivery, designed to treat mCRPC, excluding Generic Drugs.

“Major Market” means [*].

“Manufacture” means all of the operations to make, test, release, package, store, label and ship the Compound or Product, including (a) the receipt, handling and storage of the active pharmaceutical ingredients and other raw materials; (b) the processing, manufacturing, packaging,

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

labeling, storing and shipping of the Product; and (c) the quality assurance and quality control testing (including release) of the Compound or Product.

“Marketing Authorization” means, with respect to the Product in any country or region, approval by the applicable Regulatory Authority of an Application for Marketing Authorization for the Product in such country or region.

“Material Adverse Event” means any event, condition or circumstance that is reasonably likely to have a material adverse effect on the commercial potential of the Product in the United States.

“NDA” means a New Drug Application for Regulatory Approval of a pharmaceutical product filed with the FDA pursuant to 21 U.S.C. Section 357 and 21 C.F.R. Section 314, or any successor regulatory scheme.

“Net End Selling Price” means the end selling price minus (a) granted and separately posted rebates or discounts, (b) any levied sales, value added or other taxes, (c) customs duties and insurance premiums, and (d) compulsory discounts.

“Net Sales” means the Net End Selling Price of the Product (or, if applicable, the Royalty-Bearing Competitive Agent) sold by Endocyte or any of its Related Parties to the first Third Party, after deducting a lump sum of [*]% of the Net End Selling Price for transport costs, unless the transport costs are posted separately on the invoice to the customer or were paid by him otherwise; however, the total deduction for transport costs may not exceed [*]% of the Net End Selling Price.

With respect to sales of Combination Products, Net Sales shall be calculated on the basis of the relative average Net End Selling Prices of each of the Product(s) containing the same strength of Compound sold without other active ingredients and included in such Combination Products.  In the event that Product is sold only as a Combination Product, Net Sales shall be calculated on the basis of the Net End Selling Price of the Combination Product multiplied by a fraction, the numerator of which shall be the inventory cost of Compound in the Product and the denominator of which shall be the inventory cost of all of the active ingredients in the Combination Product.  Inventory cost shall be determined in accordance with Endocyte’s regular accounting methods, consistently applied.  The deductions set forth above will be applied in calculating Net Sales for a Combination Product.  In the event that Product is sold only as a Combination Product and either Party reasonably believes that the calculation set forth in this Paragraph does not fairly reflect the value of the Product relative to the other active ingredients in the Combination Product, the Parties shall negotiate, in good faith, other means of calculating Net Sales with respect to Combination Products.

“Non-Competing Acquirer” means an Acquirer other than a Competing Acquirer.

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Non-Competitive Agent” means any compound or pharmaceutical agent that either (a) is a Generic Drug or (b) acts through [*] or through [*].

“Notice Party” has the meaning set forth in Section 11.3.

“Parties” has the meaning set forth in the opening paragraph.

“Patent Rights” means United States and foreign patents and patent applications, including (a) certificates of invention and applications therefor; and (b) divisionals, continuations, continuations-in-part, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates, and the like of any of the foregoing.

“Person” means a natural person, a corporation, a partnership, a trust, a joint venture, a limited liability company, any Governmental Entity, or any other entity or organization.

“Phase II Clinical Trial” means a Clinical Trial in any country or countries that would satisfy the requirements of 21 CFR 312.21(b).

“Post-Grant Proceeding” means, with respect to any Licensed Patent Rights, any request for, or filing or declaration of, any interference, opposition, post-grant review, inter-partes review, reexamination, supplemental examination or reissue thereof.

“Preferred Stock” has the meaning set forth in Section 7.4(a).

“Pricing Approval” means the formal approval or determination by the applicable Regulatory Authority of the pricing or reimbursement for a pharmaceutical product.

“Principal License Adverse Event” means any change or modification to any license granted to ABX by the Principal Licensor under the Principal License Agreement, which change or modification would adversely affect the Sublicensed Rights.  For the avoidance of doubt, any termination, reduction in scope, or conversion from exclusive to non-exclusive, whether in whole or in part, would adversely affect the Sublicensed Rights.  Notwithstanding the foregoing, any change or modification that was either consented to in writing by Endocyte or directly caused by Endocyte’s material breach of this Agreement shall not be deemed to constitute a Principal License Adverse Event.

“Principal License Addendum” means the Addendum (including a declaration of approval) relating to the Principal License Agreement, executed on September 27/28, 2017, between ABX and the Principal Licensor.

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Principal License Agreement” means the License Agreement relating to the Patent Rights listed on Schedule B,  executed in June/July 2017, between ABX and the Principal Licensor,  as amended by the Principal License Addendum, and including any other amendments, restatements, side letters or other modifications thereof or supplements thereto.

“Principal Licensor” means, collectively, Deutsches Krebsforschungszentrum and Universitätsklinikum Heidelberg, the joint licensors under the Principal License Agreement.

“Product” means any pharmaceutical or biological preparation containing or comprising Compound in any formulation, combination or method of delivery, for sale by prescription, over-the-counter or otherwise, whether commercially or for use in any Clinical Trial.

“Product Lifecycle Minimum Royalties” has the meaning set forth in Section 2.4(c).

“Product Trademarks” has the meaning set forth in Section 5.7.

“Program” means the Development and Commercialization of the Compound and Product as contemplated by this Agreement.

“Program IP” means all inventions or other Know-How generated in the course of the Program, and all Patent Rights claiming or covering such inventions or other Know-How.  For clarity, Program IP does not include any Endocyte Background IP.

“Proprietary Information” means a Party’s trade secrets, Know-How, business plans, manufacturing processes, clinical strategies, product specifications, scientific data, market analyses, formulae, designs, training manuals and other non‑public information (whether business, financial, commercial, scientific, clinical, regulatory or otherwise) that the Party treats as proprietary and uses commercially reasonable efforts to protect.

“Prosecute” means (a) to prepare and file patent applications, including ex parte re-examinations or re-issues thereof, and represent applicant(s) or assignee(s) before relevant patent offices or other relevant authorities during examination, ex parte re-examination and re-issue thereof, or in appeal processes of any of the foregoing, or any equivalent ex parte proceedings, (b) to secure the grant of any patents arising from such patent applications, (c) to maintain in force any issued patents (including through payment of any relevant maintenance fees), and (d) to make all decisions with regard to any of the foregoing activities, including extensions and/or adjustments of patent term.  “Prosecution” has a corresponding meaning.

“PSMA-617” means the compound whose structure is described in Schedule A.

“Receiving Party” has the meaning set forth in Section 11.3.

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Regulatory Approval” means, with respect to any country or region in the Territory, any approval, product and establishment license, registration or authorization of any Regulatory Authority required for the Manufacture, use, storage, importation, exportation, transport, distribution or sale of the Product in such country or region (including all Pricing Approvals even if not legally required to sell Product in a country).

“Regulatory Authority” means any applicable government regulatory authority involved in granting approvals for the manufacturing, marketing, reimbursement and/or pricing of Compound or Product in the Territory (including the FDA in the United States and the EMA in the European Union).

“Regulatory Filings” means all applications, dossiers, notifications, requests and other documents that may be filed with a Regulatory Authority seeking approval to engage in Development, Manufacturing or Commercialization activities with respect to the Compound or Product or seeking any regulatory designation or status with respect to the Compound or Product, as well as all supplements and amendments to the foregoing.

“Related Party” means each of Endocyte, its Affiliates, and their respective sublicensees (which term does not include distributors), as applicable.

“Right of Reference” means, with respect to any data or information, the right and authority to rely upon and otherwise use such data or information for the purpose of applying for, obtaining and maintaining Marketing Authorizations.

“Rights Agreement” has the meaning set forth in Section 2.1(c).

“Royalty-Bearing Competitive Agent” has the meaning set forth in Section 2.4(b).

“Royalty Term” means, with respect to each country in which the Product is sold, the period that (a) begins on the date of First Commercial Sale of Product in such country and (b) ends on the date of expiration of the last-to-expire Valid Patent Claim corresponding to the Product in such country.

“Rule 144” has the meaning set forth in Section 7.3(e).

“SEC” has the meaning set forth in Section 7.3(b).

“SEC Reports” has the meaning set forth in Section 7.4(c).

“Securities Act” has the meaning set forth in Section 7.3(b).

“Shares” has the meaning set forth in Section 2.1(a).

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Sublicensed Rights” means the Patent Rights licensed by the Principal Licensor to ABX pursuant to the Principal License Agreement and, in turn, sublicensed by ABX to Endocyte pursuant to this Agreement.

“Successor Manufacturer” has the meaning set forth in Section 4.3.

“Supply Agreement” has the meaning set forth in Section 4.1(a).

“Tax” has the meaning set forth in Section 2.7(a).

“Tax Authority” has the meaning set forth in Section 2.7(a).

“Term” has the meaning set forth in Section 10.1.

“Termination for Cause” means a termination following or in connection with a Material Adverse Event.

“Termination for Convenience” means a termination in the absence of a Material Adverse Event.

“Territory” means the entire world.

“Third Party” means Persons other than Endocyte and its Related Parties, or ABX and its Affiliates.

“Unblocking License”  has the meaning set forth in Section 1.3.

“United States” or “US” means the United States of America.

“Upfront Payment” has the meaning set forth in Section 2.2.

“US GAAP” means the generally accepted accounting principles in the United States established by the Financial Accounting Standards Board, consistently applied.

“Valid Patent Claim” means a claim of an issued and unexpired patent (or of a pending patent so long as such claim has not been pending for more than ten years) included within the Licensed Patent Rights directed specifically to the Compound as a composition of matter, which claim has not been (a) revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction (which decision is not appealable or has not been appealed within the time allowed for appeal), or (b) disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise.

“Warrant Shares” has the meaning set forth in Section 2.1(b).

“Warrants” has the meaning set forth in Section 2.1(b).

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (i) PURSUANT TO REGISTRATIONS THEREOF UNDER SUCH LAWS, OR (ii) IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO ENDOCYTE, INC., THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT SUCH REGISTRATIONS.

ENDOCYTE, INC.

WARRANT TO PURCHASE SHARES OF COMMON STOCK

This certifies that, for value received, ABX advanced biochemical compounds – Biomedizinische Forschungsreagenzien GmbH, a company organized under the laws of Germany (“Holder”), is entitled to subscribe for the number of shares of the Common Stock (as defined below) of Endocyte, Inc., a Delaware corporation (the “Company”), set forth in Section 4 hereto, as may be adjusted from time to time as provided herein.

1.Certain Definitions.  As used in this Warrant:

(a)“Common Stock” means the Common Stock, $0.001 par value, of the Company.

(b)“Issuance Date” means September 29, 2017.

(c)“Warrant” means this Warrant to purchase shares of Common Stock.

(d)“Warrant Shares” means the number of shares of Common Stock subject to this Warrant as set forth in Section 4 hereto.

2.Term.  This Warrant is exercisable, subject to the other terms and conditions specified herein, at any time on or after the Issuance Date and before [December 31, 2017] [September 29, 2027] (the “Expiration Date”).  On the Expiration Date, this Warrant and all rights and obligations hereunder shall automatically terminate and shall be of no further force and effect.

1

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

3.Warrant Holders. This Warrant is one of two warrants issued by the Company pursuant to that certain Development and License Agreement (the “License Agreement”), dated of even date herewith, by and between the Company and Holder, of like tenor, except as to the number of shares of Common Stock subject thereto and the Expiration Date thereof. Holders of such warrants, including their successors and permitted assigns with respect to all or any portion thereof, are collectively referred to herein as the “Warrant Holders.”

4.Number of Warrant Shares; Warrant Price.  Holder is entitled to purchase up to [3,278,000] [722,000] shares of the Common Stock at a price of $1.39 per share (“Warrant Price”), subject to adjustment as provided herein.

5.Certain Adjustments.  The number and type of securities purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

(a)Reclassification or Merger.  In case of any reclassification, change or conversion of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to Holder a new warrant (in form and substance reasonably satisfactory to Holder), so that Holder shall have the right to receive, at a total purchase price not to exceed that payable upon the full exercise of this Warrant, and in lieu of the shares of Common Stock theretofore issuable upon exercise of this Warrant, the kind and number of shares of capital stock, other securities, money and property receivable upon that reclassification, change or merger by a holder of the number of shares of Common Stock then purchasable under this Warrant.  That new warrant shall provide for adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.  The provisions of this subsection (a) shall similarly apply to successive reclassifications, changes and mergers.  In case of any merger, consolidation or similar transaction of the Company pursuant to which the holders of outstanding securities of the Company before such transaction own less than 20% of the outstanding securities of the Company after such transaction (a “Transaction”), if the Warrant Price is less than the per share consideration to be received by the holders of the securities into which this Warrant is exercisable in connection with such Transaction, the board of directors of the Company (the

2

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Board”) may deem this Warrant to be automatically exercised; upon such deemed exercise, Holder shall participate in such Transaction as a holder of the securities into which this Warrant is exercisable on the same terms as other holders of the same class of securities of the Company, but Holder’s aggregate consideration received in any such Transaction shall be reduced by the aggregate Warrant Price then in effect for the Warrant Shares purchasable hereunder as of such Transaction.  In case of any Transaction in which the Warrant Price is equal to or more than the per share consideration to be received by the holders of the securities into which this Warrant is exercisable in connection with such Transaction, the Company shall have the option, at its sole discretion, to redeem this Warrant at a price (the “Warrant Redemption Price”) equal to the Black Scholes Value of the Warrant Shares purchasable hereunder as of such Transaction.  Upon the Company’s payment in cash to Holder of the aggregate Warrant Redemption Price for the Warrant Shares purchasable hereunder as of such Transaction, this Warrant shall be surrendered by Holder to the Company and shall be deemed canceled.  The “Black Scholes Value” shall be determined by the Company by use of the “Black Scholes Option Pricing Model” using the criteria set forth below:

(i) Remaining Term:Number of calendar days from date of public announcement of the Transaction until the last date on which this Warrant may be exercised.

(ii) Interest Rate: A risk-free interest rate corresponding to the US$ LIBOR/Swap rate for a period equal to the Remaining Term.

(iii) Volatility:  If the first public announcement of the Transaction is made at or prior to 4:00 p.m., New York City time, the arithmetic mean of the historical volatility for the 10, 30 and 50 Trading Day periods ending on the date of such first public announcement, obtained from the HVT or similar function on Bloomberg. If the first public announcement of the Transaction is made after 4:00 p.m., New York City time, the arithmetic mean of the historical volatility for the 10, 30 and 50 Trading Day periods ending on the next succeeding Trading Day following the date of such first public announcement, obtained from the HVT or similar function on Bloomberg.

(iv) Stock Price: The greater of (A) the closing price of the Common Stock on NASDAQ, or, if that is not the principal trading market for the Common Stock, such principal market on which the Common Stock is traded or listed (the “Closing Market Price”) on the trading day immediately preceding the date on which the Transaction is consummated, (B) the first Closing Market Price following the first public announcement of the Transaction, or (C) the Closing Market Price as of the date immediately preceding the first public announcement of the Transaction.

3

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(v) Dividends: Zero.

(vi) Strike Price: The Warrant Price (as defined in Section 4).

(b)Subdivision or Combination of Shares.  If at any time while this Warrant remains outstanding and unexpired, the Company subdivides or combines its outstanding Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination, effective at the close of business on the date the subdivision or combination becomes effective.  The number of Warrant Shares shall be adjusted as set forth in paragraph (d) of this Section 5.

(c)Share Dividends.  If at any time while this Warrant is outstanding and unexpired, the Company pays a dividend with respect to shares of Common Stock payable in shares of Common Stock (except any distribution specifically provided for in the foregoing subparagraphs (a) and (b)), then the Warrant Price shall be adjusted, from and after the date of determination of shareholders entitled to receive that dividend, to that price determined by multiplying the Warrant Price in effect immediately prior to the date of determination by a fraction, (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the dividend, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after the dividend.  The number of Warrant Shares shall be adjusted as set forth in paragraph (d) of this Section 5.

(d)Adjustment of Number of Shares.  Upon each adjustment in the Warrant Price pursuant to this Section 5, the number of Warrant Shares purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Warrant Shares purchasable immediately prior to the adjustment in the Warrant Price by a fraction, (i) the numerator of which shall be the Warrant Price immediately prior to the adjustment and (ii) the denominator of which shall be the Warrant Price immediately thereafter.

Whenever the Warrant Price or the number of Warrant Shares purchasable hereunder is adjusted pursuant to this Section 5, the Company shall prepare a certificate signed by a duly authorized officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which the adjustment was calculated, and the Warrant Price and the number of Warrant Shares purchasable hereunder after giving effect to the adjustment, and shall cause a copy of the certificate to be delivered to Holder.

6.Exercise of Warrant.

4

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)This Warrant may be exercised, in whole or in part, at any time before the Expiration Date, subject to the terms and conditions herein, by presentation and surrender of this Warrant, the notice of exercise form attached hereto as Exhibit A duly completed and executed, and payment of the aggregate Warrant Price then in effect for the Warrant Shares to be acquired to the Company at its principal office. A facsimile signature of the Holder on the notice of exercise form shall be sufficient for purposes of exercising this Warrant.

(b)The Warrant Price may be paid in cash by check or wire transfer; provided however, the Holder may, at its option, elect to exercise this Warrant, in whole or in part, on a cashless basis, by surrendering this Warrant, with the notice of exercise form attached hereto as Exhibit A duly completed and executed by or on behalf of the Holder, and canceling a portion of this Warrant in payment of the aggregate Warrant Price payable in respect of the number of Warrant Shares purchased upon such exercise.  In the event of an exercise pursuant to this subsection 6(b), the number of Warrant Shares issued to the Holder shall be determined according to the following formula:

X = Y(A-B)

A

Where:

X =      the number of Warrant Shares that shall be issued to the Holder;

Y =     the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the aggregate Warrant Price);

A =     the Fair Market Value (as defined below) of one share of Common Stock; and

B =       the Warrant Price then in effect.

(c)The Fair Market Value per share of Common Stock shall be determined as follows:

5

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(i)If the Common Stock is listed on a national securities exchange, the Nasdaq Select Global Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board or another nationally recognized trading system as of the applicable exercise date, the Fair Market Value per share of Common Stock shall be deemed to be the reported closing sale price per share of Common Stock thereon on the trading day immediately preceding such exercise date (provided that if no such price is reported on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (ii) below).

(ii)If the Common Stock is not listed on a national securities exchange, the Nasdaq Select Global Market, the Nasdaq Global Market, the Nasdaq Capital Market, the OTC Bulletin Board or another nationally recognized trading system as of the applicable exercise date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Company); and, upon request of the Holder, the Board (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 10 days after such request, notify the Holder of the Fair Market Value per share of Common Stock and furnish the Holder with reasonable documentation of the Board’s determination of such Fair Market Value.  Notwithstanding the foregoing, if the Board has not made such a determination within the three-month period prior to the applicable exercise date, then (A) the Board shall make, and shall provide or cause to be provided to the Holder notice of, a determination of the Fair Market Value per share of the Common Stock within 15 days of a request by the Holder that it do so, and (B) the exercise of this Warrant pursuant to subsection 6(b) shall be delayed until such determination is made and notice thereof is provided to the Holder.

(d)Holder shall be deemed to become Holder of record of the number of Warrant Shares issuable upon exercise (and the Warrant Shares shall be deemed to have been issued) immediately before the close of business on the date or dates on which this Warrant is exercised in compliance with this Section 6 (or if any such date is a non-business day, on the next succeeding business day).  If this Warrant is exercised, certificates or book entry notations for the Warrant Shares shall be delivered to Holder as soon as practicable.  Unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the Warrant Shares with respect to which this Warrant was not exercised also shall be issued to Holder of this Warrant as soon as possible and in any event within ten days after the exercise.

6

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.Warrant Shares Fully Paid; Reservation of Common Stock.  All Warrant Shares will, upon issuance, be fully paid and nonassessable and free from any and all taxes, liens and charges with respect to the issue thereof (other than those incurred by Holder of the Warrant Shares).  During the term of this Warrant, the Company at all times shall have authorized and reserved a sufficient number of shares of Common Stock for issuance upon the exercise of this Warrant.

8.No Impairment.  The Company will not, by amendment of its charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. The Company shall not close its books against the issuance of any Warrant Shares in any manner that interferes with the timely exercise of this Warrant.

9.Fractional Shares.  No fractional Warrant Shares shall be issued in connection with exercise hereunder, and the number of Warrant Shares available to be acquired under this Warrant shall, if necessary, be rounded up to the nearest whole number.

10.Compliance with Securities Laws; Disposition of Warrant or Warrant Shares.

(a)Compliance with Securities Laws.  Holder, by accepting this Warrant, represents to the Company that this Warrant and the Warrant Shares to be issued upon exercise hereof are being acquired for its own account for investment purposes only and not with a view to distribution or resale, and that Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Act”), or any state or other securities laws; provided, however, that the Holder shall retain the sole right to determine to sell or transfer this Warrant or the Warrant Shares, subject to compliance with all restrictions imposed by (i) the terms of this Warrant, (ii) the terms of the Registration Rights Agreement, dated of even date herewith, by and among the Company and the Holders set forth therein (the “Rights Agreement”), and (iii) the Act and any applicable state or other securities laws.  This Warrant, any Warrant subsequently issued to Holder, and all certificates representing the Warrant Shares issued hereunder (unless registered under the Act and any applicable state or other securities law) shall be stamped or imprinted with a legend in substantially the following form:

[THIS WARRANT HAS] [THE SECURITIES EVIDENCED HEREBY HAVE] NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (i) PURSUANT TO REGISTRATIONS THEREOF UNDER SUCH LAWS, OR (ii) IF, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO ENDOCYTE, INC. THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT SUCH REGISTRATIONS.

7

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

In addition, in connection with the issuance of this Warrant, Holder specifically represents to the Company by acceptance of this Warrant as follows:

(i)Holder has been provided the opportunity to ask questions and receive answers concerning the Company and the transaction in which this Warrant is being issued and to obtain any other information it deems necessary to verify the accuracy of the information provided to it.  Holder is aware of the Company’s business affairs and financial condition, including the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire this Warrant.

(ii)Holder understands that this Warrant and the Warrant Shares have not been registered under the Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the accuracy of Holder’s representations herein.

(iii)Holder further understands that this Warrant and the Warrant Shares must be held indefinitely unless subsequently registered under the Act or unless an exemption from registration is otherwise available.  In addition, Holder understands that the certificate evidencing the Warrant Shares, when issued, will be imprinted with a legend that prohibits the transfer of the Warrant Shares unless they are registered or the Holder provides to the Company an opinion of counsel that such registration is not required.

(iv)Holder is aware of the provisions of Rule 144 promulgated by the SEC under the Act (“Rule 144”), which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly, from the issuer thereof (or from an affiliate of the issuer), in a non-public offering, subject to the satisfaction of certain conditions, if applicable.

8

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(v)Holder understands that this Warrant and the Warrant Shares have not been registered under any state’s or other jurisdiction’s securities laws and may not be offered or sold without compliance with applicable securities laws, whether through registration of the offer and sale of this Warrant or the Warrant Shares or in reliance upon one or more exemptions from registration available under state or other securities laws.

(viii)Holder is an “accredited investor” as defined in Rule 501 promulgated under the Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks related to its acquisition of this Warrant and the Warrant Shares.

(b)Disposition of Warrant or the Warrant Shares.  With respect to any offer, sale or other disposition of this Warrant, or any of the Warrant Shares before registration of the Warrant Shares, the then current Holder shall give written notice to the Company prior thereto, describing briefly the manner of the offer, sale and/or other disposition and if requested by the Company a written opinion of Holder’s counsel reasonably satisfactory to the Company, to the effect that the offer, sale or other disposition may be effected without registration or qualification of this Warrant or the Warrant Shares under the Act as then in effect and any federal, state or other securities laws then in effect.  The opinion of Holder’s counsel shall also state whether under any applicable securities law this Warrant or the Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability to ensure compliance with federal, state or other securities laws.  Each certificate representing this Warrant or the Warrant Shares thus transferred shall bear a legend as to the applicable restrictions on transferability to ensure compliance with federal, state and other securities laws, unless, in the opinion of counsel for the Company, a legend is not required to ensure compliance with those laws.  The Company may issue stop-transfer instructions to its transfer agent in connection with any such restrictions.

11.Rights as Shareholders.  Holder shall not be entitled to vote or receive dividends in connection with this Warrant or be deemed Holder of any of the Warrant Shares, nor shall anything contained herein be construed to confer upon Holder, as such, any of the rights of a shareholder of the Company, any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant has been exercised and the Warrant Shares have become deliverable, as provided herein.

12.Notices of Record Date.  In the event:

9

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(a)the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any similar right; or

(b)of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation, or any transfer of all or substantially all of the assets of the Company; or

(c)of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will send or cause to be sent to the Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up.  Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.

13.Amendment and Certain Waivers.  Any term of this Warrant may be amended and the observance of any term of this Warrant may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and Warrant Holders who, at the time of such amendment or waiver, collectively hold a majority in interest of the warrants issued by the Company pursuant to the License Agreement.

14.Benefit of Parties.  All of the terms and conditions of this Warrant shall be binding upon any corporation succeeding the Company by merger or consolidation, all of the Company’s obligations relating to the Warrant Shares shall survive the exercise and termination of this Warrant and all of the Company’s covenants and agreements shall inure to the benefit of Holder’s successors and permitted assigns.

10

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

15.Transfer of Warrant.  Holder shall not have the right to assign or transfer this Warrant or any of its rights hereunder without the prior written consent of the Company, except that Holder shall have the right to assign or transfer this Warrant and all rights hereunder, in whole or in part, to (a) any affiliate of Holder, (b) any employee of any affiliate of Holder or (c) one or more immediately family members of Holder or any trust for the benefit of Holder or one or more immediate family members of Holder.  As a condition precedent to any assignment or transfer of this Warrant, in whole or in part, the transferee(s) of the Warrant (or portion thereof) shall execute a counterpart signature page to the Rights Agreement and become a party to the Rights Agreement as a “Holder” for all purposes thereunder.  Subject to the foregoing, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by Holder in person or by duly authorized attorney, upon surrender of this Warrant, together with the assignment form attached hereto as Exhibit B duly completed and executed.  Upon any such permitted transfer, the Company shall execute and deliver to the persons entitled thereto a new Warrant or Warrants of like tenor and representing the right to purchase, in the aggregate, the same number of Warrant Shares as this Warrant then entitles Holder to purchase.  The term “Warrant” as used herein includes any such Warrant or Warrants issued by the Company to any such transferee(s).

16.Captions.  The captions of the sections of this Warrant are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Warrant.

17.Governing Law; Choice of Forum.  The laws of the State of Delaware shall govern all questions concerning the relative rights of the Company and the Holder.  Delaware law shall govern the interpretation, construction and enforcement of this Warrant, and all transactions contemplated hereby, notwithstanding any state’s choice of law rules to the contrary. The parties irrevocably consent to the exclusive jurisdiction of the state and federal courts located in the State of Delaware, in any actions arising out of or relating to this Warrant and waive any other venue to which any party might be entitled by domicile or otherwise.

18.Notices.  All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Warrant shall be in writing and delivery shall be deemed sufficient in all respects and to have been duly given on the date of service if delivered personally or by facsimile transmission if receipt is confirmed to the party to whom notice is to be given, or on the third day after mailing if mailed by first-class mail, return receipt requested, postage prepaid, and properly addressed to Holder at the address set forth on the signature page of this Warrant and the Company at 3000 Kent Avenue, Suite A1-100, West Lafayette, IN 47906, or to any other address as either party may specify in writing.

19.Counterparts.  This Warrant may be executed and delivered in any number of counterparts, by original signature, facsimile, e-mail or other electronic means, all of which together will constitute one instrument.

[The remainder of this page has intentionally been left blank]

11

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized representative as of the Issuance Date.

ENDOCYTE, INC.

By:
Name:
Title:

Acknowledged and agreed:
ABX ADVANCED BIOCHEMICAL COMPOUNDS – BIOMEDIZINISCHE FORSCHUNGSREAGENZIEN GMBH

By:
Name:
Title:

Address of Holder:

12

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT A

NOTICE OF EXERCISE

To:Endocyte, Inc.

All capitalized terms used herein and not hereinafter defined shall have that meaning set forth in the warrant attached hereto (the “Warrant”).

1.The undersigned hereby elects to purchase ________ shares of Common Stock of the Company pursuant to the terms of the attached Warrant, and tendered herewith payment of the exercise price of those shares of Common Stock in full at a rate of $_________ per share, such payment being made in the form of:

a.	Check or wire transfer of $__________; and/or
b.	Pursuant to the cashless exercise provisions set forth in Section 6(b) of the Warrant.

2.Please issue a certificate or certificates (or book entry notations) representing _______ shares of Common Stock in the name of the undersigned, or in such other name or names as are specified below:

(Name)

(Address)

(Social Security Number or Taxpayer Identification Number)

By:
Name:
Its:
Date:

A-1

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT B

ASSIGNMENT FORM

(To assign the attached Warrant, execute this
form and supply the required information.
Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the attached Warrant and
all rights evidenced thereby are hereby assigned to:

Name	Address	Number of Warrant Shares

Warrant Holder’s Signature:
Name:
Its:
Date:

Warrant Holder’s Address:

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

B-1

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit C

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of September 29, 2017, by and among Endocyte, Inc., a Delaware corporation (the “Company”), and ABX advanced biochemical compounds – Biomedizinische Forschungsreagenzien GmbH, a company organized under the laws of Germany (“ABX”).

WHEREAS, the Company and ABX are party to that certain Development and License Agreement, dated as of the date hereof (the “License Agreement”); and

WHEREAS, pursuant to the License Agreement, the Company and ABX desire to enter into this Agreement to set forth the rights of the parties with respect to the registration of the Shares (as defined below) as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Advice” shall have the meaning set forth in Section 4.

“Business Day” means any day of a week other than Saturday, Sunday or other day that the Commission is closed for business.

“Common Stock” means Common Stock of the Company, $0.001 par value per share.

“Effective Date” means the date that a Registration Statement filed pursuant to Section 2(a) is first declared effective by the Commission.

“Effectiveness Period” shall have the meaning set forth in Section 2(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Deadline” means, with respect to the Initial Registration Statement required to be filed pursuant to Section 2(a), the date which is the 45th calendar day following the date of this Agreement; provided, however, that if the Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline shall be extended to the next Business Day on which the Commission is open for business.

1

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor entity or entities.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities, including ABX and each transferee of the Registrable Securities, or any portion thereof, who becomes a party to this Agreement in accordance with Section 9(f).

“Indemnified Party” shall have the meaning set forth in Section 6(c).

“Indemnifying Party” shall have the meaning set forth in Section 6(c).

“Initial Registration Statement” shall have the meaning set forth in Section 2(a).

“Issuer Filing” shall have the meaning set forth in Section 3(o).

“Losses” shall have the meaning set forth in Section 6(a).

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Principal Trading Market” means the trading market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement, shall be the NASDAQ Global Market or the NASDAQ Global Select Market.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition).

“Prospectus” means the prospectus included in a Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post‑effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registrable Securities” means all of (i) (A) 2,000,000 shares of Common Stock issued to ABX pursuant to the terms of the License Agreement and (B) up to 4,000,000 shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares”), and (ii) any securities

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing (collective, the “Shares”).

“Registration Statements” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement (including the Initial Registration Statement), amendments and supplements to such Registration Statements, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statements.

“Rule 415” means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC” or “Commission” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Special Registration Statement” shall mean a registration statement relating to any employee benefit plan under Form S-8 or similar form or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act (including Form S-4).

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market, or (ii) if the Common Stock is not listed on its Principal Trading Market, a day on which the Common Stock is traded on the New York Stock Exchange, the American Stock Exchange or on the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any trading market as set forth in subsections (i) and (ii) hereof, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Warrants” means the warrants to purchase up to an aggregate of 4,000,000 shares of Common Stock issued to ABX pursuant to the License Agreement.

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2. Registration.

(a) On or prior to the Filing Deadline, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all of the then outstanding Registrable Securities not already covered by an existing and effective Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities, by such other means of distribution of Registrable Securities as the Holders may reasonably specify (each, an “Initial Registration Statement”).  The Initial Registration Statement shall be on Form S-3 (if available and, if not available, on Form S-1) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) a “Plan of Distribution” section mutually acceptable to the Holders and the Company.  The Initial Registration Statement may be in the form of a shelf registration statement pursuant to which the Company or other shareholders of the Company may offer and sell securities from time-to-time.

(b) The Company shall use its commercially reasonable efforts to cause the Initial Registration Statement to be declared effective by the Commission as soon as practicable (including filing with the Commission a request for acceleration of effectiveness in accordance with Rule 461 promulgated under the Securities Act within five (5) Business Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed,” or will not be subject to further review and that the effectiveness of such Registration Statement may be accelerated) and shall, subject to Section 3(c) hereof, use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until the earlier of such time as (i) all of the Registrable Securities and Warrants are no longer owned by the Holders or (ii) all of the Shares, including the Warrant Shares, are freely tradable, without restriction, pursuant to Rule 144 promulgated under the Securities Act (the “Effectiveness Period”).  The Company shall use its reasonable commercial efforts to ensure that each Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading.  Each Registration Statement shall also cover, to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities.  The Company shall request effectiveness of a Registration Statement as of 5:00 p.m. Eastern Time on the Effective Date. The Company shall notify the Holders via facsimile or e-mail of the effectiveness of a Registration Statement within one (1) Business Day of the date on which the Company telephonically confirms effectiveness with the Commission.  To the extent deemed required under the Securities Act, the Company shall, by 9:30 a.m. Eastern Time on the first Business Day after the Effective Date, file a Rule 424(b) prospectus with the Commission.

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) If any Holder intends to distribute Registrable Securities by means of an underwriting in connection with the effectiveness of the Registration Statement, such Holder shall so advise the Company, and the Company shall select the underwriter(s), who shall be reasonably acceptable to a majority-in-interest of the Holders intending to distribute Registrable Securities in the underwriting.  All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting and the Company.  If the underwriter(s) advise(s) in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such Holders.  To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.  Notwithstanding the foregoing, the Company may delay filing a prospectus supplement for any underwriting request pursuant to this Section 2(c) for up to 90 days following receipt of the request if (i) in the good faith judgment of the Board of Directors of the Company (the “Board”), any such registration would be detrimental to the Company, and the Board concludes, as a result, that it is prudent to defer the filing of such registration statement at such time, and (ii) the Company shall furnish to such Holders requesting a registration pursuant to this Section 2(c) a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company for such registration statement to be filed in the near future and that it is, therefore, prudent to defer the filing of such registration statement; provided, however, that the Company shall not defer its obligation in this manner more than an aggregate of 90 days in any 12-month period.  Any underwriting request under this Section 2(c) must cover shares with a value of at least $20,000,000.

(d) The Company shall notify all Holders of Registrable Securities in writing at least ten days prior to the filing of any Registration Statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, Registration Statements relating to secondary offerings of securities of the Company), excluding Special Registration Statements, and will afford each Holder an opportunity to include in such Registration Statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such Registration Statement all or any part of the Registrable Securities held by it shall, within seven days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any Registration Statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent

5

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Registration Statement or Registration Statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

If the Registration Statement of which the Company gives notice under this Section 2(d) is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to include Registrable Securities in a registration pursuant to this Section 2(d) shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Agreement, if the Company determines in good faith, based on consultation with the underwriter, that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; and second, to the Holders along with all other stockholders of the Company with registration rights at such time, on a pro rata basis based on the total number of registrable securities held in the aggregate by the Holders and such other stockholders. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the Registration Statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and stockholders of such Holder, or the estates and family members of any such partners, retired partners, members and retired members and any trusts for the benefit of any of the foregoing person shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2(d) whether or not any Holder has elected to include securities in such registration, and shall promptly notify any Holder that has elected to include shares in such registration of such termination or withdrawal. The registration expenses of such withdrawn registration shall be borne by the Company.

3. Registration Procedures

In connection with the Company’s registration obligations hereunder, the Company shall:

(a) Not less than five (5) Business Days prior to the filing of a Registration Statement and not less than three (3) Business Days prior to the filing of any related Prospectus or

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

any amendment or supplement thereto (except for annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and any similar or successor reports), the Company shall furnish to a single firm of counsel designated by the Holders of a majority of the Registrable Securities covered by a Registration Statement copies of such Registration Statement, Prospectus or amendment or supplement thereto, as proposed to be filed, which documents will be subject to the review of such counsel.  The Company shall use commercially reasonable efforts to reflect in such documents any comments as such counsel may reasonably propose.

(b) Except in circumstances contemplated by Sections 3(c) and 4 below, and as provided therein: (i) prepare and file with the Commission such amendments (including post‑effective amendments) and supplements to the Initial Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Initial Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and, as so supplemented or amended, to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practicable to any comments received from the Commission with respect to each Registration Statement or any amendment thereto; and (iv) comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement until such time as all of such Registrable Securities shall have been disposed of (subject to the terms of this Agreement) in accordance with the intended methods of disposition by the Holders thereof as set forth in such Registration Statement as so amended or in such Prospectus as so supplemented. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q or Form 8-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report which created the requirement for the Company to amend or supplement such Registration Statement was filed.  Each Holder agrees that sales of Registrable Securities pursuant to a Registration Statement shall be in compliance with the “Plan of Distribution” described in the applicable Registration Statement and otherwise in compliance with applicable federal and state securities laws.

(c) Notify the Holders (which notice shall, pursuant to clauses (iii) through (v) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three (3) Business Days prior to such filing, in the case of (iii) and (iv) below, not more than one (1) Business Day after such issuance or receipt, and in the case of (v) below, not less than one (1) Business Day after a determination by the Company that the financial statements in any Registration Statement have become ineligible for inclusion therein) (i)(A) when a Prospectus or any Prospectus supplement or post‑effective amendment to a Registration Statement is proposed

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to be filed; (B) when the Commission notifies the Company whether there will be a “review” of such Registration Statement and whenever the Commission comments in writing on any Registration Statement (in which case the Company shall provide to each of the Holders true and complete copies of all comments that pertain to the Holders as a “Selling Stockholder” or to the “Plan of Distribution” and all written responses thereto, but not information that the Company believes would constitute material and non-public information); and (C) with respect to each Registration Statement or any post‑effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information that pertains to the Holders as “Selling Stockholders” or the “Plan of Distribution”; (iii) of the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in such Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to such Registration Statement, Prospectus or other documents so that, in the case of such Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading, provided that any and all of such information shall remain confidential to each Holder until such information otherwise becomes public (other than disclosure to a Holder’s managers, employees, agents, affiliates, accountants, attorneys and advisors, provided such other party agrees to maintain the confidentiality of such information), unless disclosure by a Holder is required by law.

(d) Use commercially reasonable efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as practicable.

(e) If requested by a Holder, furnish to such Holder, without charge, at least one conformed copy of each Registration Statement and each amendment thereto and all exhibits to the extent requested by such Holder (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR or similar system.

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(f) Prior to any resale of Registrable Securities by a Holder, register or qualify, or cooperate with the selling Holders in connection with the registration or qualification, unless an exemption from registration and qualification applies, the Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during any Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statements, provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action that would subject the Company to general service of process in any jurisdiction where it is not then so subject or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

(g) If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to any Registration Statement, which certificates shall be free, to the extent permitted under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may reasonably request.

(h) Following the occurrence of any event contemplated by Section 3(c)(iii) through (v), as promptly as reasonably practicable, prepare a supplement or amendment, including a post‑effective amendment, to the affected Registration Statement(s) or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, no Registration Statement nor any Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, form of prospectus or supplement thereto, in light of the circumstances under which they were made), not misleading.

(i) (i) In the time and manner required by the Principal Trading Market, prepare and file with such Principal Trading Market an additional shares listing application covering all of the Registrable Securities, (ii) use commercially reasonable efforts to take all steps necessary to cause such Registrable Securities to be approved for listing on the Principal Trading Market as soon as possible thereafter, (iii) if requested by any Holder, provide such Holder evidence of such listing, and (iv) during each Effectiveness Period, use commercially reasonable efforts to maintain the listing of such Registrable Securities on the Principal Trading Market.

(j) In order to enable the Holders to sell Shares under Rule 144, for a period commencing on the date hereof until the earlier of (i) the date on which the Company is no longer required to file reports pursuant to Section 13(a) or 15(d) of the Exchange Act, or (ii) the date on which the Holders no longer own any Shares or Warrants, the Company covenants to: (A) timely

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act; and (B) take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Person to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act. The Company agrees to furnish to the Holders so long as the Holders own Registrable Securities, promptly upon request, (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act as required for applicable provisions of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration; provided, that the Company shall have no obligation to provide any document pursuant to this Section 3(j) that is available on the Commission’s EDGAR or similar system.

(k) Each selling Holder shall promptly furnish to the Company a statement certified by such Holder as true, correct and complete, as to (i) the number of shares of Common Stock beneficially owned by such Holder and any affiliate thereof, (ii) any FINRA affiliations required to be disclosed in Registration Statement or with respect to offerings thereof, (iii) if required by the Commission, any natural persons who have the power to vote or dispose of the Common Stock, (iv) any other information as may be requested by the Commission, FINRA or any state securities commission and (v) such other information regarding such Holder and the proposed sale of the Registrable Securities by such Holder as the Company or its counsel shall reasonably request and as is customarily required in connection with a Registration Statement.  Failure by a Holder to provide such information shall relieve the Company of its duties to a Holder under this Agreement until such time as the Holder provides such information.

(l) The Company shall cooperate with each Holder who holds Registrable Securities being offered and the managing underwriter or underwriters as reasonably requested by them with respect to an applicable Registration Statement, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or a Holder may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or a Holder may request, and, within three (3) Business Days after a Registration Statement which includes Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to each Holder) an appropriate instruction and an opinion of such counsel in the form required by the transfer agent in order to issue such Registrable Securities free of restrictive legends upon the resale of such Registrable Securities pursuant to such Registration Statement.

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(m) At the reasonable request of a Holder, the Company shall prepare and file with the Commission such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the “Plan of Distribution” set forth in such Registration Statement.  The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of Registrable Securities pursuant to a Registration Statement.

(n) The Company shall use commercially reasonable efforts to comply with all applicable laws related to a Registration Statement and offering and sale of securities and all applicable rules and regulations of governmental authorities in connection therewith (including without limitation the Securities Act and the Exchange Act and the rules and regulations promulgated by the Commission).

(o) If required by the FINRA Corporate Financing Department or any similar entity, the Company shall promptly effect a filing with FINRA pursuant to FINRA Rule 5110 with respect to the public offering contemplated by resales of securities under the Registration Statement (an “Issuer Filing”), and pay the filing fee required by such Issuer Filing. The Company shall use commercially reasonable efforts to pursue the Issuer Filing until FINRA issues a letter confirming that it does not object to the terms of the offering contemplated by the Registration Statement.

4. Holder Covenants.  Each Holder agrees by its acquisition of Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(iii)-(v), such Holder will forthwith discontinue disposition of such Registrable Securities under the applicable Registration Statement until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus (as it may have been supplemented or amended) may be resumed.  The Company may provide appropriate stop orders to enforce the provisions of this Section 4.  The Company will use its commercially reasonable efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.

5. Registration Expenses.  All fees and expenses incident to the Company’s performance of or compliance with its obligations under this Agreement shall be borne by the Company whether or not any Registrable Securities are sold pursuant to a Registration Statement.  The fees and expenses to be borne by the Company referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with any Principal Trading Market on which the Common Stock is then listed for trading, (B) with respect to compliance with applicable state securities or “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders) and (C) with respect

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[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to any filing that may be required to be made by any broker through which a Holder intends to make sales of Registrable Securities with FINRA pursuant to FINRA Rule 5110 or similar rules), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is reasonably requested by the Holders of a majority of the Registrable Securities included in the applicable Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) Securities Act liability insurance, if the Company so desires such insurance, and (vi) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, including but not limited to fees and expenses of the Company’s independent registered public accounting firm. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of any Holder or, except to the extent provided in this Agreement, any legal fees or other costs of the Holders.

6. Indemnification.

(a) Indemnification by the Company.  The Company shall, notwithstanding any termination of this Agreement, indemnify, defend and hold harmless each Holder, the officers, directors, agents, partners, members, managers, stockholders, affiliates and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, managers, stockholders, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and investigation and reasonable attorneys’ fees) and expenses (each a “Loss” and collectively, “Losses”), as incurred, that arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus if used prior to the effective date of such Registration Statement, or contained in the final Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, any “blue sky” laws of any jurisdiction in which Registrable Securities are offered, or any rule or regulation thereunder

12

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

relating to the offer or sale of the Registrable Securities, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder expressly for use in any Registration Statement, any Prospectus or any form of Prospectus or in any amendment or supplement thereto, or (B) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(v), related to the use by a Holder of an outdated or defective Prospectus in a transaction the order for which was placed after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice, but only if and to the extent that following the receipt of Advice the misstatement or omission giving rise to such Loss would have been corrected.  The Company shall notify the Holders promptly of the institution, or receipt by the Company of any written threat or assertion, of any Proceeding arising from or in connection with the transactions contemplated by this Agreement.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Indemnified Party (as defined in Section 6(c)) and shall survive the transfer of the Registrable Securities by the Holders.

(b) Indemnification by Holders. Each Holder shall, notwithstanding any termination of this Agreement, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, arising out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus, or any form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent that, such untrue statements or omissions are based solely upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, (ii) to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and was reviewed and approved by such Holder expressly for use in the applicable Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (iii) in the case of an occurrence of an event of the type specified in Section 3(c)(iii)-(v), to the extent related to the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice.  In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net

13

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially and adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless:  (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel in writing that a conflict of interest exists or may arise if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party), provided that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties except to the extent that an Indemnified Party shall have been advised by counsel in writing that a conflict of interest exists or may arise if the same counsel were to represent such Indemnified Party and another Indemnified Party.  The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

(d) Contribution.  If a claim for indemnification under Section 6(a) or 6(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount

14

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission.  The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in this Agreement, any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 6(d), (A) no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (B) no contribution will be made under circumstances where the maker of such contribution would not have been required to indemnify the Indemnified Party under the fault standards set forth in this Section 6.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties and are not in diminution or limitation of the indemnification provisions under the License Agreement.

7. Market Stand-Off Agreement.   Each Holder hereby agrees that, in the event the Company proposes to undertake an underwritten public offering of its securities, and either (x) the Registrable Securities requested to be included by such Holder in such offering pursuant to Section 2(d), if any, are included therein, (y) such Holder declines to include any Registrable Securities in such offering, or (z) such offering is limited to securities that will be sold by the Company (as opposed to any stockholder of the Company), such Holder will not, without the prior written consent of the managing underwriter for such offering, during the period commencing on the date of the final prospectus relating to such offering by the Company, and ending on the date specified

15

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

by the Company and the managing underwriter (such period not to exceed 90 days), (a) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any securities of the Company or any securities convertible into or exercisable or exchangeable (directly or indirectly) for securities of the Company held immediately before the effective date of the final prospectus for such offering or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Shares or other securities, in cash or otherwise.  The foregoing provisions of this Section shall not apply to the sale of any securities to an underwriter pursuant to an underwriting agreement, or the transfer of any securities to any trust for the direct or indirect benefit of any Holder or the immediate family of any Holder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, and shall be applicable to the Holders only if all officers and directors of the Company are subject to the same restrictions.  The underwriters in connection with such registration are intended third‑party beneficiaries of this Section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section or that are necessary to give further effect thereto.

8. Confidentiality.  Each Holder agrees that such Holder will keep confidential and will not disclose, divulge or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section by such Holder), (b) is or has been independently developed or conceived by such Holder without use of the Company’s confidential information, or (c) is or has been made known or disclosed to such Holder by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that a Holder may disclose confidential information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Holder, if such prospective purchaser agrees to be bound by the provisions of this Section; (iii) to any affiliate, partner, member, stockholder, or wholly owned subsidiary of such Holder in the ordinary course of business, provided that such Holder informs such person or entity that such information is confidential and directs such person or entity to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Holder promptly

16

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

9. Miscellaneous.

(a) Remedies.  In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b) Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter, except for, and as provided in, the License Agreement and the Warrants.

(c) Amendments and Waivers.  This Agreement may not be amended, modified, supplemented or waived unless the same shall be in writing and signed by the Company and the Holders of a majority-in-interest of the Registrable Securities.  Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders and that does not directly or indirectly affect the rights of other Holders may be given by all Holders to which such waiver or consent relates.

(d) Term.  This Agreement and the registration rights provided to the Holders hereunder, and the Company’s obligation to keep the Registration Statements effective, shall terminate as to any Holder upon the earlier of such time as all of the Registrable Securities held by such Holder (i) are no longer owned by the Holder or (ii) are freely tradable, without restriction, pursuant to Rule 144 promulgated under the Securities Act.  Notwithstanding the foregoing, Sections 4, 5, 6, 7, 8 and 9 shall survive the termination of this Agreement.

(e) Notices.  All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and delivery shall be deemed sufficient in all respects and to have been duly given on the date of service if delivered personally or by facsimile transmission if receipt is confirmed to the party to whom notice is to be given, or on the third day after mailing if mailed by first-class mail, return receipt requested, postage prepaid, and properly addressed (i) to a Holder at the address set forth in the License Agreement (with respect to ABX) or at the address set forth on the applicable counterpart

17

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

signature page(s) (with respect to each transferee of Shares or Warrants), (ii) to the Company at 3000 Kent Avenue, Suite A1-100, West Lafayette, IN 47906, or (iii) to any other address as any party may specify in writing.

(f) Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  The Company may not assign its rights or obligations under Sections 2 through 6 hereof without the prior written consent of a majority-in-interest of the Holders unless such assignee acquires all or substantially all of the Company’s operating assets.  The rights of the Holders hereunder, including the right to have the Company register Registrable Securities pursuant to this Agreement, may be assigned by each Holder to transferees or assignees of all or any portion of the Registrable Securities, but only if (i) the Holder agrees in writing with the transferee or assignee to assign such rights and related obligations under this Agreement, and for the transferee or assignee to assume such obligations, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being transferred or assigned, (iii) at or before the time the Company received the written notice contemplated by clause (ii) of this sentence, the transferee or assignee executes and delivers to the Company a counterpart signature page to this Agreement in the form attached hereto as Schedule A and (iv) the transferee is an “accredited investor,” as that term is defined in Rule 501 of Regulation D.

(g) Execution and Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature were the original thereof.

(h) Governing Law.  The laws of the State of Delaware shall govern all questions concerning the relative rights of the Company and the Holders.  Delaware law shall govern the interpretation, construction and enforcement of this Agreement, and all transactions contemplated hereby, notwithstanding any state’s choice of law rules to the contrary. The parties irrevocably consent to the exclusive jurisdiction of the state and federal courts located in the State

18

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of Delaware, in any actions arising out of or relating to this Agreement and waive any other venue to which any party might be entitled by domicile or otherwise.

(i) Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(l) Currency.  Unless otherwise indicated, all dollar amounts referred to in this Agreement are in United States Dollars.  All amounts owing under this Agreement are in United States Dollars.  All amounts denominated in other currencies shall be converted in the United States Dollar equivalent amount in accordance with the applicable exchange rate in effect on the date of calculation.

(m) Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

[Remainder of this page left blank]

19

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

company:

ENDOCYTE, Inc.

By:
Name:
Title:

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

HOLDER:

ABX ADVANCED BIOCHEMICAL COMPOUNDS – BIOMEDIZINISCHE FORSCHUNGSREAGENZIEN GMBH

By:
Name:
Title:

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule A

COUNTERPART SIGNATURE PAGE
TO
REGISTRATION RIGHTS AGREEMENT

Reference is made to that certain Registration Rights Agreement dated as of September 29, 2017 (the “Agreement”), by and among Endocyte, Inc., a company organized under the laws of Delaware, US (the “Company”), and the “Holders” referenced therein.

The undersigned hereby acknowledges receipt of a copy of the Agreement and hereby executes this counterpart signature page to the Agreement and authorizes this signature page to be attached as a counterpart signature page to the Agreement.  The undersigned agrees that he/she/it shall be a “Holder” for all purposes under the Agreement and that, in such capacity, the undersigned shall be bound by, and shall be entitled to the rights and benefits of, the terms and provisions of the Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Counterpart Signature Page as of ______________________.

For ENTITIES:	For INDIVIDUALS:

(Name of Entity)	(Signature)

(Signature of Authorized Representative)	(Name)

(Name of Authorized Representative)

(Title of Authorized Representative)

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ACCEPTED AND AGREED:

ENDOCYTE, INC.

By:
Name:
Title:

Address of Holder:

3 Highwood Drive Tewksbury, MA 01876

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D
Development Plan

[*]

(1 page omitted)

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULE A

CHEMICAL STRUCTURE OF PSMA-617

Additionally includes all stereoisomers of the structure depicted above, including all enantiomers and all diastereomers, and all mixtures thereof, including scalemic and racemic mixtures, and including all regioisomers of the foregoing, including, but not limited to, naphth-1-yl, and including all salts of any of the foregoing.

Schedule A-1

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule B
Licensed Patent Rights

Country	Application Date	Application No. (Publication No.)
Europe	18-10-2013	EP 14175612.2
Europe	18-10-2013	EP 13004991.9 (EP 2862857)
Europe	17-10-2014	EP 14799340.6 (EP 3038996)
PCT	17-10-2014	PCT/EP2014/002808 (WO 2015/055318)
Eurasia	17-10-2014	EA 201690495
USA	17-10-2014	US 15/131,118 (US 2016/0228587)
Singapore	17-10-2014	SG 11201602249R
Israel	17-10-2014	IL 245113
Canada	17-10-2014	CA 2924360
China	17-10-2014	CN 2014800562505 (CN 105636924A)
Japan	17-10-2014	JP 2016-524427 (JP 2016-535013)
New Zealand	17-10-2014	NZ 718812
Australia	17-10-2014	AU 2014336638

Schedule B-1

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Hong Kong	17-10-2014	HK 16109908.4 (HK 1221711)
Philippines	17-10-2014	PH 1-2016-500656
Peru	17-10-2014	PE 000519-2016/DIN (PE 06782016)
Mexico	17-10-2014	MX/a/2016/005013 (MX 2016005013)
South Korea	17-10-2014	KR 2016-7012314 (KR 10-2016-0063398)
Brazil	17-10-2014	BR 11 2016 008319 9
Georgia	17-10-2014	AP 2014 014132
Iran	17-10-2014	IR 139550140003000000
Thailand	17-10-2014	TH 1601001880
Morocco	17-10-2014	MA 38986
Egypt	17-10-2014	EG 667/2016
Algeria	17-10-2014	DZ 160229
Chile	17-10-2014	CL 2016-00883
Nigeria	17-10-2014	NG/PT/C/2016/1870
Tunisia	17-10-2014	TN 2016/0137
Qatar	17-10-2014	QA/201604/00130

Schedule B-2

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Arab Emirates	17-10-2014	AE 390/2016
Indonesia	17-10-2014	ID P00 2016 03202
South Africa	17-10-2014	ZA 2016/03380
Columbia	17-10-2014	CO 16-128319
Vietnam	17-10-2014	VN 1-2016-01203
Malaysia	17-10-2014	PH 1-2016-500656
Saudi Arabia	17-10-2014	SA 516370842

Schedule B-3

[*] = Indicates confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.